As filed with the U.S. Securities and Exchange Commission on June 30, 2014

1940 Act File No. 811-21031

U.S SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

☒	Registration Statement under the Investment Company Act of 1940
☒	Amendment No. 3

ACP STRATEGIC OPPORTUNITIES FUND II, LLC

(Exact Name of Registrant as Specified in Charter)

150 N. Radnor Chester Rd., Suite C-220

Radnor, PA 19087

(Address of Principal Executive Offices)

610-688-4180

(Registrant’s Telephone Number, including Area Code)

Gary E. Shugrue

Ascendant Capital Partners, LP

150 N. Radnor Chester Rd., Suite C-220

Radnor, PA 19087

610-688-4180

(Name and Address of Agent for Service)

CROSS-REFERENCE SHEET

N-2 ITEM		LOCATION IN REGISTRATION STATEMENT
NUMBER

PART A
1.	Outside Front Cover	Cover Page
2.	Cover Pages; Other Offering
	Information	Cover Page
3.	Fee Table and Synopsis	FEES AND EXPENSES
4.	Financial Highlights	Not Applicable
5.	Plan of Distribution	PLAN OF DISTRIBUTION (SAI)
6.	Selling Members	Not Applicable
7.	Use of Proceeds	USE OF PROCEEDS (SAI)
8.	General Description of the Registrant	GENERAL DESCRIPTION OF THE FUND;
INVESTMENT OBJECTIVE AND GOALS;
INVESTMENT STRATEGIES AND
SELECTION OF UNDERLYING FUNDS;
RISK FACTORS
9.	Management	INVESTMENT MANAGER
10.	Capital Stock, Long-Term Debt, and Other Securities	REDEMPTIONS AND REPURCHASES UNITS; TAXES
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Not Applicable
13.	Table of Contents of the Statement of Additional Information	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

PART B

14.	Cover Page	Cover Page
15.	Table of Contents	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL
16.	General Information and History	GENERAL DESCRIPTION OF THE FUND
17.	Investment Objectives and Policies	INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS
18.	Management. The Fund's Investment Adviser; Portfolio Manager; Board of Directors and Officers	MANAGEMENT OF THE FUND
19.	Control Persons and Principal Holders of Securities	CONTROL PERSONS
20.	Investment Advisory and Other Services	MANAGEMENT OF THE FUND
21.	Brokerage Allocation and Other Practices	BROKERAGE PRACTICES
22.	Tax Status	TAXES; TAX TREATMENT OF FUND INVESTMENTS
23.	Financial Statements	FINANCIAL STATEMENTS

Memorandum Number:___________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

ACP Strategic Opportunities Fund II, LLC,

a Delaware Limited Liability Company

A Private Offering of Limited Liability Company Units

This memorandum concisely sets forth the information about ACP Strategic Opportunities Fund II, LLC (the “Fund”) that a prospective investor should know before investing and should be retained for future reference. Additional information about the Fund has been filed with the Securities and Exchange Commission and is available without charge upon written or oral request to the Fund. Portions of the Fund’s Statement of Additional Information dated June 27, 2014 (the “Statement of Additional Information” or “SAI”) are incorporated by reference in this Memorandum. The Statement of Additional Information, as well as the Fund’s Annual and Semi-Annual Reports to Shareholders, can be obtained without charge by calling collect to (610) 688-4180 or writing ACP Strategic Opportunities Fund II, LLC, c/o Ascendant Capital Partners LP, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

The Table of Contents of the SAI appears at pg. 28 of this Memorandum.

Because the Fund is not publicly offered, the Fund does not make available its Statement of Additional Information or its Annual and Semi-annual Reports on its website. Such reports and other reports filed by the Fund are available on the SEC’s website (www.sec.gov) for no charge.

Barlow Partners, Inc.	Ascendant Capital Partners, LP
880 Third Avenue, 3rd floor	150 N. Radnor Chester Rd., Suite C-220
New York, NY 10022	Radnor, PA 19087
Investment Manager	Sub- Investment Manager

June 27, 2014

THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK. SEE “RISK FACTORS.”

THIS MEMORANDUM IS BEING FURNISHED BY THE FUND SOLELY FOR USE BY YOU IN EVALUATING THE OFFERING AND THE FUND. NEITHER THE INVESTMENT MANAGER NOR THE SUB-INVESTMENT MANAGER WILL RECEIVE ANY COMMISSIONS OR FEES FOR THE SALE OF UNITS BUT, AS THE INVESTMENT MANAGER AND SUB-INVESTMENT MANAGER OF THE FUND, WILL RECEIVE INVESTMENT MANAGEMENT FEES FOR MANAGING THE FUND.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SEC OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR DETERMINED WHETHER THIS MEMORANDUM IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON REDEEMABILITY AND RESALE. THE SHARES ARE NOT LISTED ON A SECURITIES EXCHANGE NOR DOES ANY PUBLIC MARKET FOR THE SHARES EXIST. WITH VERY LIMITED EXCEPTIONS, UNITS ARE NOT TRANSFERABLE AND LIQUIDITY WILL BE PROVIDED ONLY THROUGH LIMITED REPURCHASE OFFERS. AS A RESULT, INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR A SUBSTANTIAL PERIOD OF TIME.

THE INFORMATION IN THIS MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS EXCLUSIVELY FOR YOUR USE AND RETENTION AND, BY ACCEPTING THIS MEMORANDUM, YOU AGREE NOT TO TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANY OTHER PERSON (OTHER THAN YOUR LEGAL, TAX, ACCOUNTING AND OTHER ADVISORS) ALL OR ANY PART OF THIS MEMORANDUM WITHOUT THE FUND’S EXPRESS WRITTEN PERMISSION.

THIS OFFERING WILL CONTINUE UNTIL TERMINATED BY THE FUND. SEE “PLAN OF DISTRIBUTION” IN THE STATEMENT OF ADDITIONAL INFORMATION.

THIS IS A PRIVATE OFFERING. THE FUND IS AVAILABLE ONLY TO INVESTORS WHO ARE “ACCREDITED INVESTORS” UNDER REGULATION D PROMULGATED BY THE SEC UNDER THE SECURITIES ACT. AN “ACCREDITED INVESTOR”, IN THE CONTEXT OF A NATURAL PERSON, INCLUDES ANYONE WHO: HAD EARNED INCOME THAT EXCEEDED $200,000 (OR $300,000 TOGETHER WITH A SPOUSE) IN EACH OF THE PRIOR TWO YEARS, AND REASONABLY EXPECTS THE SAME FOR THE CURRENT YEAR, OR HAS A NET WORTH OVER $1 MILLION, EITHER ALONE OR TOGETHER WITH A SPOUSE (EXCLUDING THE VALUE OF THE PERSON’S PRIMARY RESIDENCE). EACH INVESTOR MUST HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT SUCH INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT AND MUST BE ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT. NO OFFERING IS BEING MADE HEREBY TO ANY PERSON WHO HAS NOT FURNISHED TO THE FUND A COMPLETED AND SIGNED SUITABILITY QUESTIONNAIRE IN THE FORM ATTACHED AS EXHIBIT C OF THIS MEMORANDUM AND WHO IS NOT SHOWN BY SUCH SUITABILITY QUESTIONNAIRE TO BE ELIGIBLE FOR THIS OFFERING. SEE “PLAN OF DISTRIBUTION - INVESTOR QUALIFICATIONS” IN THE STATEMENT OF ADDITIONAL INFORMATION.

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THE FUND RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION TO PURCHASE UNITS.

TO THE EXTENT PERMITTED ASCENDANT CAPITAL PARTNERS LP WILL RESPOND TO ANY QUESTIONS YOU OR YOUR ADVISORS MAY HAVE CONCERNING THIS OFFERING AND WILL MAKE AVAILABLE FOR EXAMINATION BY YOU OR YOUR ADVISORS SUCH RECORDS AND FILES IN ITS POSSESSION AS MAY BE PERTINENT TO YOUR DECISION WHETHER TO INVEST IN UNITS.

THE TERMS AND CONDITIONS OF THIS OFFERING, THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF UNITS AND THE RIGHTS AND LIABILITIES OF THE FUND, THE FUND’S BOARD OF DIRECTORS AND THE MEMBERS WILL BE GOVERNED BY THE FUND’S LIMITED LIABILITY COMPANY OPERATING AGREEMENT (THE “OPERATING AGREEMENT”). THE SUBSCRIPTION AGREEMENT AND THE SUITABILITY QUESTIONNAIRE BETWEEN EACH MEMBER AND THE FUND, THE FORMS OF WHICH ARE INCLUDED IN THIS MEMORANDUM AS EXHIBITS A, B AND C AND INCORPORATED HEREIN BY REFERENCE, AND THE DESCRIPTION OF ANY SUCH MATTERS IN THE TEXT OF THIS MEMORANDUM IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH EXHIBITS. THIS MEMORANDUM, WHICH INCLUDES ALL OF THE EXHIBITS ATTACHED HERETO, SHOULD BE REVIEWED CAREFULLY BY EACH OFFEREE AND EACH OFFEREE’S LEGAL, ACCOUNTING AND TAX ADVISORS PRIOR TO MAKING ANY DECISION CONCERNING AN INVESTMENT IN UNITS.

UNITS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY.

CAPITALIZED TERMS USED HEREIN AND ARE NOT OTHERWISE DEFINED WILL HAVE THE SAME MEANING AS DEFINED IN THE OPERATING AGREEMENT.

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TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION	28

EXHIBIT LIST	28

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ACP Strategic Opportunities Fund II, LLC

Limited Liability Company Units

general description of
the FUND
The ACP Strategic Opportunities Fund II, LLC (the “Fund”) is a Delaware limited liability company that is a non-diversified, closed-end investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund was formed in April 2002. Its units of beneficial interest (“Units”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. It attempts to achieve this objective through the allocation of its assets among a select group of unregistered investment funds (the “Underlying Funds”). The Investment Manager and Sub-Investment Manager invest the Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

INVESTMENT MANAGER and sub-investment manager

Barlow Partners, Inc. (“Barlow”), a Delaware corporation, serves as the investment manager (“Investment Manager”) to the Fund. The Investment Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Investment Manager’s principal business address is 880 Third Avenue, 3rd floor, New York, NY 10022. The Investment Manager has acted as an investment adviser since 1994.

Ascendant Capital Partners, LP, a Delaware limited partnership, serves as sub-investment manager (“Sub-Investment Manager”) to the Fund. The Sub-Investment Manager is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended. The principal business address of the Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

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The Fund has entered into an investment management agreement with the Investment Manager and Sub-Investment Manager (“Investment Management Agreement”), under which the Investment Manager and Sub-Investment Manager are responsible for formulating a continuing investment program for the Fund. The Fund employs the Investment Manager to manage the investment and reinvestment of the assets of the Fund, and to continuously review, supervise and (where appropriate) administer the investment program of the Fund, to determine in its discretion (where appropriate) the investments to be purchased or sold. The Sub-Investment Manager in collaboration with the Investment Manager will be involved in all aspects of Fund’s investment program including, without limitation, portfolio construction, manager selection, and manager due diligence.

Prior to approval of the Investment Management Agreement by the Fund’s Board of Directors and shareholders, the Sub-Investment Manager served as the Fund’s Investment Manager pursuant to an agreement with the Fund.

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SUMMARY OF FEES AND EXPENSES

Actual Annual Expenses 2013 (as a percentage of net assets attributable to Units)

Management Fee (1)	1.29%
Other Expenses	0.73%
Acquired Fund Fees and Expenses (2)	6.60	%(2)
Total Annual Expenses (3)	8.62%

(1)	For the fiscal year ended December 31, 2013, the Fund paid Ascendant Capital Partners, LLC the Management Fee above as the Fund’s sole investment manager subject to the Management Fee Adjustment. The Investment Manager and Sub-Investment Manager receive an annual Management Fee equal to 1.00% or 1.50% of the Fund’s net assets, which is subject to a fee adjustment (“Management Fee Adjustment”) based on the Fund’s trailing twelve month return, which includes realized and unrealized appreciation and income. Specifically, the actual monthly Management Fee equals one-twelfth of the applicable Net Management Fee based on the Fund’s annual return for the preceding twelve-month period. The Management Fee is calculated and accrued monthly and paid monthly. The Management Fee Adjustment is determined in accordance with the scale listed in the chart below. The Sub-Investment Manager allocated a portion of the Management Fee based on the net revenues generated from the Fund and dependent on the assets under management (AUM), in accordance with the table above. For fiscal year 2013, the Management Fee Adjustment reduced the annual Management Fee from 1.50% to 1.29%.

Management Fee

Return for the Prior 12 - Month Period*	Management Fee Adjustment	Net Management Fee
Less than 6.00% of the Fund’s capital account	-0.50%	1.00%
6.00% or greater of the Fund’s capital account	—	1.50%

*Please note that the prior 12 Month return used to calculate the Management Fee Adjustment is net of the Underlying Fund Fees and Expenses.

Effective March 21, 2014, the Sub-Investment Manager will be allocated a portion of the Management Fee based on the net revenues generated from the Fund and dependent on the assets under management (AUM) and in accordance with the table below. Net revenues are defined as revenues after any sales commissions, platform fees, fee rebates or selling fees. To clarify, the Sub-Investment Manager will receive 100% on the fees from first $60mm of AUM, 75% of the fees from the AUM between $60mm to $100mm, 50% of the fees from the AUM between $100mm and $300,000,000 then 25% of the fees from the AUM greater than $300,000,000.

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Range	% to Sub-Investment Manager	% to Investment Manager
<= $60,000,000	100%	0%
$60,000,000 to $100,000,000	75%	25%
$100,000,000 to $300,000,000	50%	50%

(2).	The Acquired Fund Fees and Expenses include the operating expenses, trading expenses and performance-based incentive fees/allocations of the Underlying Funds in which the Fund invested during its most recent fiscal year. The expense figures reflect figures reported in the Underlying Funds’ fiscal year 2013 financial statements received by the Fund. The operating expenses consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses. The trading expenses primarily consist of interest and dividend expenses and brokerage commissions, which are the byproduct of leveraging or hedging activities employed by the Underlying Funds’ managers in order to enhance investor returns. The information used to determine the Acquired Fund Fees and Expenses is generally based on the most recent shareholder reports received from the respective Underlying Funds or, when not available, from the most recent communication from the Underlying Funds. The agreements related to investments in Investment Funds provide for compensation to the Underlying Funds’ managers/general partners in the form of management fees generally ranging from 1.00% to 2.00% annually of net assets and performance incentive fees/allocations are generally 10-20% of net profits earned. Fees and expenses of Underlying Funds are based on historic fees and expenses. Future Underlying Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Underlying Funds, which may fluctuate over time. The Underlying Funds fees and expenses are not collected by or paid to the Adviser or the Fund. The Underlying Funds fees and expenses are paid to, assessed and collected by the investment managers of those Underlying Funds in which the Fund invests and are common to all hedge fund investors.

(3).	It should be noted that the figure shown under the caption “Total Annual Expenses” is different from the ratio of expenses to average net assets of the ACP Strategic Opportunities Fund II, which appears in this Offering Memorandum under the heading “Financial Highlights” because the Financial Highlights section of the Offering Memorandum reflects only the actual operating expenses of the ACP Strategic Opportunities Fund II, i.e. without regard to Underlying Funds Fees and Expenses.

The purpose of the tables above and the example shown on the following page is to assist you in understanding the various costs and expenses you would bear directly or indirectly as a Member of the Fund.

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EXAMPLE: ACP Strategic Opportunities Fund II

You would pay the following fees and expenses (including a Management Fee) on a $1,000 investment, assuming a 6% annual return.

1 YEAR	$69.96

3 YEARS	$222.72

5 YEARS	$394.37

10 YEARS	$922.13

The example shown above uses a management fee of 1.50% and the total other annual expense numbers and the Acquired Funds Fees and Expenses for fiscal year 2013. Moreover, the Fund’s actual rate of return may be greater or lesser than the hypothetical 6% return shown in the example. The dollar amounts could be higher or lower as a result of the Management Fee Adjustment and the Acquired Funds Fees and Expenses.

The foregoing example is based upon the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown and actual rates of return may be greater than or less than the hypothetical 6% return assumed in the examples. A 6% annual return figure is used because the annual net management fee is 1.50% if performance is greater than or equal to 6%. If the rolling twelve (12) month performance drops below 6% the annual net management fee drops to 1.00%.

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FINANCIAL HIGHLIGHTS

Financial Highlights for the ACP Strategic Opportunities Fund II, LLC are shown below from the Fund’s annual report for the year ended December 31, 2013.

	For the Year Ended December 31,
	2013	2012	2011	2010	2009
NET ASSET VALUE, Beginning of Year	$14.57	$14.27	$15.06	$14.71	$13.27

INVESTMENT OPERATIONS
Net investment loss (a)	(0.31)	(0.23)	(0.25)	(0.31)	(0.27)
Net realized and unrealized gain (loss) from investments in Underlying Funds	2.19	0.53	(0.54)	0.66	1.71
Total from investment operations	1.88	0.30	(0.79)	0.35	1.44

NET ASSET VALUE, End of Year	$16.45	$14.57	$14.27	$15.06	$14.71

TOTAL RETURN	12.90%	2.10%	(5.25)%	2.38%	10.85%

RATIOS / SUPPLEMENTAL DATA
Members' Capital at end of reporting period (000's omitted)	$45,149	$73,746	$74,876	$59,109	$37,113

Ratios to Average Net Assets:
Net investment loss	(1.97)%	(1.61)%	(1.67)%	(2.04)%	(1.94)%
Expenses	1.97%	1.61%	1.67%	2.04%	1.95%

PORTFOLIO TURNOVER RATE	11%	36%	25%	16%	16%

(a) Calculated using average shares outstanding during the year.

The accompanying notes are an integral part of these financial statements.

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FUND MANAGER
The Fund’s investment portfolio is managed by the Investment Manager and Sub-Investment Manager. The Investment Manager will select investments through its Investment Committee. Pursuant to the Investment Management Agreement, Ascendant Capital Partners, LP is appointed as the Fund’s sub-investment manager, subject to the supervision and oversight of the Investment Manager. Ascendant Capital Partners, LP in collaboration with Barlow, will be involved in all aspects of the Fund’s investment program including portfolio construction, manager selection and manager due diligence. Gary Shugrue, who has over 37 year’s investment experience, has served as Chief Investment Officer of the Sub-Investment Manager since its inception in 2001 and is primarily responsible for managing the Fund’s assets. Mr. Shugrue will be a member of the Barlow Partners Investment Committee. Additional information about Mr. Shugrue, his compensation, other accounts he manages and his ownership of units in the Fund is set forth in the Statement of Additional Information.

BOARD OF DIRECTORS
The Board of Directors of the Fund (“Board of Directors”) has overall responsibility for the management and supervision of the operations of the Fund. Under the Operating Agreement, the number of Directors is fixed from time to time by the Board of Directors. The number of directors is currently set at four. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Directors then serving have been elected by the Members. The Board of Directors may call a meeting of Members to fill any vacancy in the position of a Director, and will do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

INVESTMENT OBJECTIVE AND GOALS
The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. It attempts to achieve this objective through the allocation of its assets among Underlying Funds. The Investment Manager and Sub-Investment Manager will invest the Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

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The Investment Manager and Sub-Investment Manager may invest in Underlying Funds that follow various investment strategies. The Underlying Funds may invest in various securities and financial instruments, including, but not limited to, securities of U.S. companies and non-U.S. companies traded on U.S. and non-U.S. exchanges and in the over-the-counter markets, foreign currency forward contracts, and in private, asset-backed investments such as real estate mortgages and tax liens.

The Investment Manager and Sub-Investment Manager are not required to follow fixed guidelines with respect to the Underlying Funds selected and the allocation of the Fund’s assets. However, so long as such amount is within applicable ownership limitations set forth in the Investment Company Act, the Fund’s assets will be allocated in a manner so that no more than 15% of the Fund’s net asset value will be invested in any one Underlying Fund. The Investment Manager and Sub-Investment Manager may also invest the Fund’s assets in cash and cash equivalents, U.S. government securities and repurchase agreements.

The investment objective of the Fund is non-fundamental. Thus, it may be changed without a vote of a majority of the Fund’s outstanding Units. Furthermore, except as otherwise indicated, the Fund’s investment policies and restrictions are not fundamental and may be changed without a vote of the Members.

THE FUND’S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS. MARKET RISKS ARE INHERENT IN ALL SECURITIES TO VARYING DEGREES. NO ASSURANCE CAN BE GIVEN THAT THE FUND’S INVESTMENT OBJECTIVE WILL BE REALIZED.

INVESTMENT STRATEGIES
AND SELECTION OF
UNDERLYING FUNDS

The Investment Manager and Sub-Investment Manager believe that a disciplined due diligence and monitoring process is critical in identifying hedge funds capable of generating the returns required to meet the Fund’s investment objective.

The Investment Manager and Sub-Investment Manager intend to allocate the Fund’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments. The Investment Manager and Sub-Investment Manager will select Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the Fund’s investment objective.

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Generally, the Underlying Funds held by the Fund will utilize one of three basic types of investment strategies all keeping within the long/short equity strategy: Opportunistic, Relative Value and Event Driven.

Opportunistic.	This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market. Opportunistic strategies aim at seizing opportunities in both rising and falling markets. Opportunistic strategies cover a wide range of risk and return combinations. The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers. This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio. Futures and options on equity indices can be used to establish short exposure and manage risk. Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

Relative Value.	In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics. Quantitative security selection techniques are often used to identify and capture profits from mispriced securities and to reduce risk by balancing long and short market exposures. The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread. Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques. The returns tend to have low correlations relative to benchmark indices. Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven.	This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy. The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations. Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles. Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

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RISK FACTORS

An investment in Units involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

General.	The Fund invests substantially all of its available capital in securities of private investment companies. These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods, which may be several years.
Investment Manager.
The Investment Manager and its investment professionals currently dedicate a portion of their time to the management of the ACP Strategic Opportunities Fund and its “Feeder Fund” The Sub-Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the ACP Strategic Opportunities Fund and its “Feeder Fund”. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firms grow. As a result, the Investment Manager, Sub-Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts. The Investment Manager, Sub-Investment Manager and their staff will devote so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager and Sub-Investment Manager invest a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets. The Investment Manager and Sub-Investment Manager also may consider participation by its Other Accounts in investment opportunities that they do not intend to invest, or which are contrary to investments made, on behalf of the Fund, or vice versa. In addition, the Investment Manager and Sub-Investment Manager may charge the Other Accounts fees that are lower than those the Fund charges.

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Underlying Fund Selection,
Monitoring & Concentration.
The Investment Manager and Sub-Investment Manager follow a systematic screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies. Although the Investment Manager and Sub-Investment Manager seek to select only Underlying Funds with managers who will invest the Fund’s assets with the highest level of integrity, the Investment Manager and Sub-Investment Manager have no control over the day-to-day operations of the Underlying Funds. As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

Limited Liquidity for
Members.
The Fund is a closed-end investment company designed primarily for long-term investors. Units of an Underlying Fund will not be traded on any securities exchange or other market. With very limited exceptions, Units are not transferable and liquidity will be provided only through limited repurchase offers.

Control by a limited number
of unit holders.
A substantial majority of the Fund’s units are held by a few unit holders. The ACP Institutional Series Strategic Opportunities Fund, (the “Feeder Fund”), holds approximately 83.02% of the Fund’s outstanding units as of May 31, 2014. The Feeder Fund is managed by a Board of Trustees, all of whom are directors of the Fund. The Investment Manager and Sub-Investment Manager of the Fund are also the investment manager of the Feeder Fund. As a result, this unit holder may be deemed to have the ability to determine the outcome of matters submitted to a vote of unit holders, including the election of directors. Additional information about principal shareholders is set forth in the Fund’s SAI.

Reliance on the Investment
Manager.
The likelihood that Members will realize income or gain from investing in the Fund will depend on the investment selection and monitoring by the Investment Manager and Sub-Investment Manager as well as the acumen and expertise of the Fund’s Portfolio Manager, Gary Shugrue. Mr. Shugrue will be a member of the Investment Committee. If Mr. Shugrue resigns, the Investment Committee will continue to make the investment decisions for the Fund.

Special Risks of Fund of Funds
Structure.
The Underlying Funds will not be registered as investment companies under the Investment Company Act and, therefore, the Fund will not have the protections of the Investment Company Act with regard to these investments. Each Underlying Fund will pay any performance-based allocations or fees for which they are obligated irrespective of the performance of the other Underlying Funds and the Fund generally. Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Fund, and thus indirectly from Members, even if the Fund's overall investment return is negative.

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Limited Ability to Examine or
Verify the Valuations Provided by
the Underlying Funds.
The Fund will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board of Directors. The net asset value for the Fund is comprised of the net asset value of the Underlying Funds in which the Fund invests, less the expenses and liabilities of the Fund, and other assets in which the Fund invests. Special situations affecting the calculation of net asset value may arise from time to time. You should be aware that, generally, the Fund, the Investment Manager and the Administrator will not be able to examine or verify the valuations provided by the Underlying Funds. Absent bad faith or manifest error, the determination of net asset value of the Fund is conclusive and binding on all investors. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net asset value if the judgments of the Board of Directors, the Investment Manager, or investment advisers to the Underlying Funds should prove incorrect. Investment advisers to the Underlying Funds only provide determinations of the net asset value of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.

Illiquidity of Fund’s Holdings.
The Portfolio invests substantially all of its available capital in securities of the Underlying Funds. These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods.

Tax Considerations and
Delayed Tax Reporting.
The tax aspects of an investment in the Fund are complicated and you should have them reviewed by professional tax advisor familiar with such investor’s personal tax situation and with the tax laws and regulations applicable to such investor and investment funds such as the Fund.

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For the Fund to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive information on a timely basis from the Underlying Funds. An Underlying Fund’s delay in providing this information could delay the Fund's preparation of tax information for Members, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Fund's annual report.

Risks Relative to Underlying Funds:

Market Risks. The profitability of a significant portion of the Fund’s investment program will depend to a great extent on the correct assessment of the future course of price movements of securities and other instruments. There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements.

Small Cap Securities. The Underlying Funds may invest in companies with modest capitalization. While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading costs. These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies. In addition, the frequency and volume of their trading is substantially less than is typical of larger companies. Therefore, the securities of smaller companies may be subject to wider price fluctuations.

Leverage; Borrowing. The Underlying Funds are authorized to borrow money to meet repurchase requests and for cash management purposes. While borrowings are outstanding for these purposes, the Underlying Funds will be permitted to reinvest the proceeds of the sale of securities or new sales of Units and, thus, may employ leverage. To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed. If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investment. In addition, an Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings or if it is forced to sell investments at disadvantageous times in order to repay borrowings.

Hedging Strategies. The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options, and the use of leverage and other strategies from time to time in order to “hedge” or offset investment risk. Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities. In adverse circumstances the use of derivatives may result in sudden and severe losses to the Underlying Funds employing such strategies.

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Foreign Investments. An Underlying Fund may invest in foreign securities which are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U.S. securities exchanges. Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U.S. companies. These considerations include fluctuation in exchange rates of foreign currencies, less public information with respect to issuers of securities, less governmental supervision of foreign issuers, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located.

Restricted Securities. An Underlying Fund may invest in restricted securities that are not traded in public markets. Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded. No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Performance Fees. Most of the Underlying Funds will pay a performance based fee. In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Manager anticipates that managers who charge such fees will take into account prior losses. These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid.

Portfolio Turnover. The Underlying Funds are expected to have higher portfolio turnover than many other investment funds. The brokerage commissions and other transaction costs incurred by the Underlying Funds will be generally higher than those incurred by investment funds with lower portfolio turnover rates. In addition, a high portfolio turnover will result in special tax considerations. See “Taxes” and “Tax Treatment of Fund Investments” in the Fund’s SAI.

For additional information regarding Risk Factors, please see the Fund’s SAI.

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INVESTMENT RESTRICTIONS
The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund's outstanding voting securities. Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund's fundamental investment restrictions are as follows:

(1)	The Fund will not invest more than 15% of the Fund’s net assets in any one Underlying Fund.

(2)	The Fund will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund's investments in Underlying Funds.

(3)	The Fund will not issue senior securities representing stock, except to the extent permitted by the Investment Company Act. In addition, the Fund will not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Units.

(4)	The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)	The Fund will not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

(6)	The Fund will not purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

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(7)	The Fund will not purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

THE OFFERING – UNITS
OF THE Fund
Units will be offered at an offering price based upon net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value” to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act. Unless waived by the Fund, investors must subscribe for Units in an amount that equals or exceeds $250,000. Additional subscriptions for Units will be subject to a minimum investment amount of $25,000. The Fund’s closings are expected to occur on the first business day of each month. The Fund may accept or reject any subscription in whole or in part. As of May 31, 2014 there were 2,047,776.828 Units outstanding.

USE OF PROCEEDS
The Investment Manager and Sub-Investment Manager will invest the proceeds of the offering in Underlying Funds. Pending investment in the Underlying Funds, proceeds of the offering may be invested in high quality, short-term securities or placed in an interest-bearing account.

INVESTOR QUALIFICATIONS
Units will only be sold to Accredited Investors who have a net worth, either as individuals or collectively with their spouses, of more than $2,000,000 or who invest at least $1,000,000 in the Fund and/or other funds managed by the Investment Manager or Sub-Investment Manager. Natural persons may meet the net worth requirement individually or collectively with their spouses. See “Plan of Distribution – Investor Qualifications” in the SAI.

PLAN OF DISTRIBUTION
Units will be offered on a monthly basis. Therefore, there is no pre-determined termination date of the offering. Funds received from investors will be placed in an account with the Custodian after the first business day of each month and will be held in an interest-bearing account with the Fund’s Custodian until the next Fund closing.

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The Investment Manager or Sub-Investment Manager has agreements with Fidelity Brokerage Services LLC and Charles Schwab & Co. Inc. ( the “financial institutions”) pursuant to which the Fund and the Feeder Fund (collectively, the “Funds”) are made available for purchase by customers of the financial institutions. In addition, the financial institutions may provide additional services such as establishing and maintaining accounts and records, acting as custodian for financial institution customers who invest in the Funds, handling investor inquiries, transaction processing and settlement, account statement preparation, and other similar services that might typically be provided by a transfer agent. In consideration for inclusion of the Funds on the financial institution’s platforms and the additional services described above, the Sub-Investment Manager pays establishment and service fees to the financial institutions. These payments, which may be significant, are paid by the Sub-Investment Manager out of the revenues derived from the Management Fee. The establishment or “start up” fee is an up- front fixed dollar fee paid for the initial set up. Thereafter, the Fund pays monthly or quarterly servicing fees ranging from 25 to 50 basis points per annum of the monthly market value of the shares of the Fund held in accounts with the financial institution.

Additionally, the Sub- Investment Manager in the future may make payments to certain selling or shareholder servicing agents for the Fund (“Additional Payments”) in connection with the sale and distribution of shares of the Fund or for services to the Fund and its shareholders. These Additional Payments, which may be significant, are paid by the Sub-Investment Manager out of its revenues, which generally come directly or indirectly from fees paid by the Fund. In return for these Additional Payments, the Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives. Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a Fund's transfer agent.

The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular mutual fund over other mutual funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from fund advisers and distributors, as well as how your financial consultant is compensated.

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RESTRICTIONS ON
TRANSFERS
With very limited exceptions, Units are not transferable. Persons who purchase Units (“Members”) have no right to require the Fund to permit a transfer of their Units. See “Redemptions, Repurchases of Units and Transfers” in the SAI for additional information.

REDEMPTIONS AND
REPURCHASES OF UNITS
No Right of Redemption. No Member or other person holding a Unit has the right to require the Fund to redeem that Unit or portion thereof. There is no public market for Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below and more fully in the SAI.

Repurchases of Units. The Board of Directors may, from time to time and in their sole discretion, cause the Fund to repurchase Units from Members pursuant to written tenders by Members at times and on terms and conditions as they establish. In determining whether the Fund should offer to repurchase Units, the Board of Directors will consider the recommendation of the Sub-Investment Manager. The Sub-Investment Manager generally recommends to the Board of Directors that the Fund considers to offer to repurchase Units from Members four times each year.

CALCULATION OF NET
ASSET VALUE
The Administrator calculates the net asset value per Unit in dollars as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (defined below), unless the calculation of the net asset value has been suspended. The Fund will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board of Directors.

The net asset value for the Fund is comprised of the net asset value of the Underlying Funds in which the Fund invests, less the expenses and liabilities of the Fund, and other assets in which the Fund invests. Special situations affecting the calculation of net asset value may arise from time to time. You should be aware that, generally, the Fund, the Investment Manager and the Administrator will not be able to examine or verify the valuations provided by the Underlying Funds. Absent bad faith or manifest error, the determination of net asset value of the Fund is conclusive and binding on all Members.

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The Fund’s net asset value per Unit is based on the net asset value of the Fund and is determined by dividing the net asset value of the Fund by the number of Units outstanding. Except as otherwise provided, the net asset value per Unit will be determined by the Administrator and published or made available at the office of the Fund at the end of each Allocation Period based on the price availability of the underlying investments, subject to reasonable delays (i.e., delays the Fund may encounter in receiving the net asset value of the Underlying Funds).

CAPITAL ACCOUNTS
The Fund will maintain a separate capital account for each Member which will have an opening balance equal to the sum of the net asset value of the total number of Units subscribed for by such Member. Each Member's capital account will be increased by the sum of the amount of cash and the value of any securities constituting additional subscriptions by the Member for Units of the Fund, plus any amounts credited to the Member's capital account with respect to organization expenses or as otherwise described herein or in the Operating Agreement. Similarly, each Member's capital account will be reduced by the sum of the net asset value of any Units repurchased by the Fund, plus the amount of any distributions to the Member which are not reinvested, plus any amounts debited against the Member's capital account with respect to organization expenses or as described below.

Capital accounts of Members are adjusted as of the close of business on the last day of each Allocation Period. Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year; (3) the day preceding each day on which Units are purchased, (4) the day on which Units are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages. An investment percentage will be determined for each Member as of the start of each Allocation Period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.

DISTRIBUTIONS
The Fund does not distribute to the Members any of the Fund’s income, but reinvests substantially all income and gain allocable to the Members. A Member may therefore be allocated income and gains taxable for federal, state and local income tax purposes and not receive any cash distributions to pay any resulting taxes.

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VOTING RIGHTS
Each Member has the right to cast a number of votes based on the value of the Member’s respective capital account at a meeting of Members called by the Board of Directors or by Members holding 25% or more of the total number of votes eligible to be cast. Members are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Directors, approval of the Investment Management Agreement, and approval of the Fund’s auditors, and on certain other matters. Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

For a further discussion of the rights of Members see “SUMMARY OF OPERATING AGREEMENT” in the SAI.

MANAGEMENT FEE
Pursuant to the Investment Management Agreement, the Investment Manager and Sub-Investment Manager are entitled to receive an annual management fee (the “Management Fee”) equal to 1.50% of the Fund’s net assets, subject to an adjustment (the “Management Fee Adjustment”) based on the Fund’s rolling twelve month return. Specifically, the monthly Management Fee is equal to one-twelfth of the applicable Net Management Fee below based on the Fund’s annual return for the preceding twelve-month period. The Manager Fee is calculated and accrued monthly, and paid on a monthly basis. The Management Fee Adjustment is determined in accordance with the following scale.

Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00% of the Fund’s capital account*	-0.50%	1.00%
6.00% or greater of the Fund’s capital account*	—	1.50%

† Annualized

*Net of all underlying fund expenses

Effective March 21, 2014, the Sub-Investment Manager will be allocated a portion of the Management Fee based on the net revenues generated from the Fund and dependent on the assets under management (AUM) and in accordance with the table below. Net revenues are defined as revenues after any sales commissions, platform fees, fee rebates or selling fees. To clarify, the Sub-Investment Manager will receive 100% on the fees from first $60mm of AUM, 75% of the fees from the AUM between $60mm to $100mm, 50% of the fees from the AUM between $100mm and $300,000,000 then 25% of the fees from the AUM greater than $300,000,000.

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Range	% to Sub-Investment Manager	% to Investment Manager
<= $60,000,000	100%	0%
$60,000,000 to $100,000,000	75%	25%
$100,000,000 to $300,000,000	50%	50%
>$300,000,000	25%	75%

For purposes of determining the Management Fee, net assets are determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds. The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds. The overall fees payable by the Members may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

A discussion regarding the basis for the Board of Director’s approval of the Investment Management Agreement is set forth in most recent annual or semi-annual report to shareholders. .

FUND EXPENSES
Operating expenses of the Fund are paid by the Fund, and therefore, indirectly by its Members.

The Fund also bears certain ongoing offering costs associated with any periodic offering of Fund interests. These costs are charged to capital as incurred, and cannot be deducted for tax purposes by the Fund or its Members.

INdemnification
The Investment Manager will indemnify the Sub-Investment Manager, and the Fund (“Sub-Investment Manger Indemnified Persons”) from and against any and all suits, actions, legal or administrative proceedings or investigations, claims, demands, damages, liabilities, interest, loss, costs and expenses, including reasonable attorneys’ fees, disbursements and court costs (“Losses”), which the Sub-Investment Manager Indemnified Persons may sustain arising out of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Sub-Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

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The Sub-Investment Manager shall indemnify the Investment Manager, and the Funds (the “Investment Manger Indemnified Persons”) from and against any and all Losses, which the Investment Manager Indemnified Persons may sustain arising out of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

TAXES
You should obtain independent tax advice prior to making an investment in the Fund. The Fund should be expected to generate unrelated business taxable income. The Fund will be treated as a partnership for federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation.

As an entity taxable as a partnership, the Fund is not itself subject to federal income tax. For income tax purposes, each Member will be treated as a partner of the Fund and, as such, will be taxed upon its distributive share of each item of the Fund’s income, gain, loss, deductions and credit for each taxable year of the Fund ending with or within the Member’s taxable year. Each item will have the same character to the Member, and generally will have the same source (either United States or foreign), as though the Member realized the item directly. Members must report these items regardless of whether the Members receive cash distributions for the year, and therefore the Members may incur income tax liabilities that exceed any distributions from the Fund.

Members should be aware that the Management Fee will be treated as a miscellaneous itemized deduction that will not be deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

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ERISA PLANS AND OTHER
TAX QUALIFIED PLANS
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and other tax-qualified plans, including individual retirement accounts (“IRAs”), Keogh plans and other plans subject to the Code’s prohibited transaction rules may purchase Shares in the Fund. In some cases, the investment manager of an investment fund in which ERISA plans and other tax-qualified plans invest may be or become a fiduciary under ERISA with respect to such ERISA plans because the investment manager is treated as actively managing both the investment fund and the assets of the ERISA plan investor. However, the investment manager of the investment fund is not treated as a fiduciary under ERISA if the investment fund is an investment company registered under the Investment Company Act. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of any plan investing in the Fund for purposes of ERISA’s fiduciary duties or the prohibited transaction provisions under either the Code or ERISA. Accordingly, neither the Investment Managers nor any of their affiliates will be fiduciaries for purposes of ERISA or the Code’s prohibited transaction rules with respect to the plans investing in the Fund based solely on the Investment Manager’s management of the Fund’s assets. Nevertheless, investment in the Fund by an ERISA plan or a tax-qualified plan requires special consideration. Trustees, administrators, investment managers and any other fiduciaries of such entities are specifically responsible for the initial and ongoing decisions to invest in the Fund and for the avoidance of any violations of the prohibited transaction rules under ERISA or the Code or any other law, rule or regulation substantially similar to ERISA or the Code’s prohibited transaction rules with respect to the particular employer benefit plan investor. The plan fiduciaries are urged to review carefully the ERISA Considerations section of the Statement of Additional Information.

PERIODIC REPORTS
The Fund will provide semi-annual reports containing unaudited financial statements and annual reports containing audited financial statements. Because the Underlying Funds may not provide annual reports to the Fund on a timely basis, the Fund’s annual audited report may be delayed and Members may need to seek extensions of the deadline to file their tax returns.

CUSTODIAN
UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

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INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
Deloitte & Touche LLP serves as the Independent Registered Public Accounting Firm of the Fund. Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

ADMINISTRATOR AND
DIVIDEND PAYING AGENT
The Fund has appointed Pinnacle Fund Administration LLC (the “Administrator”) to serve as its administrator pursuant to an Administration Agreement between the Fund and the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement between the Administrator and the Fund, the Administrator is responsible for certain matters pertaining to the administration of the Fund, including: (a) maintaining the principal books and records of the Fund; (b) communicating with and sending performance reports to investors; (c) calculating the net asset value of the Fund and (d) processing subscriptions and withdrawals. For its services to the Fund, the Administrator receives administration fees customary for these services and may also be reimbursed for out-of-pocket expenses.

The Administrator shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with the investment policies, restrictions or guidelines applicable to the Fund or any other term or condition of the Fund’s offering documents. The Administrator is a service provider to the Fund and is not responsible for the preparation of this Confidential Private Placement Memorandum or the activities of the Fund (other than those responsibilities assumed by the Administrator under the terms of the Administration Agreement), and therefore accepts no responsibility for any information contained in this Confidential Private Placement Memorandum.

ADDITIONAL INFORMATION
This Memorandum does not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations and at the SEC’s website (www.sec.gov) for no charge.

Statements contained in this Memorandum as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Memorandum forms a part, each such statement being qualified in all respects by such reference.

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Performance information for the Fund may be obtained by calling (610) 688-4180. More detailed information about the Fund is available in the SAI which is available at no charge and may be obtained by calling (610) 688-4180 or writing ACP Strategic Opportunities Fund II, LLC c/o Ascendant Capital Partners, 150 N. Radnor Chester Rd., Suite 150, Radnor, PA 19087.

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TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

GENERAL DESCRIPTION OF THE FUND

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS

INVESTMENT RESTRICTIONS

RISK FACTORS

FEES & EXPENSES

UNITS OF THE FUND

PLAN OF DISTRIBUTION

USE OF PROCEEDS

REDEMPTIONS, REPURCHASES OF UNITS AND TRANSFERS

MANAGEMENT OF THE FUND

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGERS OR MANAGEMENT TEAM

POTENTIAL CONFLICTS OF INTEREST

CODE OF ETHICS

BROKERAGE PRACTICES

ALLOCATION OF NET PROFITS AND NET LOSSES

ALLOCATION OF SPECIAL ITEMS

RESERVES

VOTING

TAXES

TAX TREATMENT OF FUND INVESTMENTS

ERISA CONSIDERATIONS

SUMMARY OF OPERATING AGREEMENT

OTHER SERVICE PROVIDERS

FISCAL YEAR FINANCIAL STATEMENTS

PRIVACY POLICY STATEMENT

EXHIBIT A – SUBSCRIPTION AGREEMENT

EXHIBIT B – SUITABILITY QUESTIONNAIRE

EXHIBIT C – ADDITIONAL INVESTMENT FORM

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STATEMENT OF ADDITIONAL INFORMATION

ACP Strategic Opportunities Fund II, LLC,

a Delaware Limited Liability Company

A Private Offering of Limited Liability Company Units

Barlow Partners, Inc.

880 Third Avenue, 3rd floor, New York, NY 10022

Investment Manager

Ascendant Capital Partners, LP

150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087

Sub-Investment Manager

(610) 688-4180

June 27, 2014

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Private Placement Memorandum of ACP Strategic Opportunities Fund II, LLC (the “Fund”), dated June 27, 2014. A copy of the Private Placement Memorandum may be obtained by contacting the Fund at the telephone numbers or address set forth above.

The information in this SAI is not complete and may be changed. This SAI is not an offer to sell these Units and is not soliciting an offer to buy these Units in any state where the offer or sale is not permitted.

GENERAL DESCRIPTION OF THE FUND

The ACP Strategic Opportunities Fund II, LLC (the “Fund”) is a Delaware limited liability company which commenced operations in April 2002. The Fund is a non-diversified, closed-end investment company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, its units (the “Units”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”). Barlow Partners, Inc. (the “Investment Manager”) and Ascendant Capital Partners, LP (the “Sub-Investment Manager” and, together with the Investment Manager, the “Investment Managers”) invest the Fund’s assets in a “fund of funds” investment style whereby it invests in other unregistered investment funds (i.e., hedge funds referred to herein as “Underlying Funds”) that employ various investment styles.

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS

The Investment Managers believe that a disciplined due diligence and monitoring process is critical in identifying hedge funds capable of generating the returns required to meet the Fund’s investment objective. The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. It attempts to achieve this objective through the allocation of its assets among Underlying Funds. The Investment Managers invest the Fund’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

The Investment Managers allocate the Fund’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments. The Underlying Funds may combine investment strategies. The Underlying Funds invest in securities, options, as well as currencies and related options, and financial derivatives in each case when it is perceived that those investments are mispriced in relation to other investments. The Investment Managers select Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the Fund’s investment objective.

Generally, the Underlying Funds held by the Fund utilize one of three basic types of investment strategies all keeping within the long/short equity strategy: Opportunistic, Relative Value and Event Driven.

Opportunistic. This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market. Opportunistic strategies aim at seizing opportunities in both rising and falling markets. Opportunistic strategies cover a wide range of risk and return combinations. The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers. This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio. Futures and options on equity indices can be used to establish short exposure and manage risk. Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

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Relative Value. In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics. Quantitative security selection techniques are often used to identify and capture profits from mis-priced securities and to reduce risk by balancing long and short market exposures. The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread. Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques. The returns tend to have low correlations relative to benchmark indices. Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven. This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy. The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations. Because investments are situation specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles. Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

The Fund’s Underlying Funds generally trade in U.S. dollar denominated securities. However, the Investment Managers may, in their discretion, select Underlying Funds that trade in non-U.S. markets and securities that are not U.S. dollar denominated. Some of the Underlying Funds utilized by the Investment Managers may effect transactions in commodity interests on domestic exchanges.

There can be no assurance that the Investment Managers will generate profits for the Fund. Certain of the practices employed by the Underlying Funds, including short selling, leverage and limited diversification, can maximize the adverse impact on the Investment Managers’ investment portfolio.

The Investment Managers believe that a systematic due diligence and monitoring process is crucial in the identification and selection of superior investment managers of the Underlying Funds capable of generating the returns required to meet the Fund’s objective. The Investment Managers look for Managers with extensive investment experience, a complete understanding of their investment strategy and risk controls. In addition, managers are selected based on the Investment Manager’s belief that the managers of the Underlying Funds will be able to deliver above average absolute returns, focus on the preservation of capital, and be able to perform well regardless of market conditions. Furthermore, managers are selected on the basis of their willingness and ability to provide portfolio transparency so that the Investment Managers can monitor leverage levels, position concentration and adherence to stated strategies.

The Investment Managers, on a routine basis, follow the systematic screening, due diligence, selection, portfolio construction and monitoring processes described below. The Investment Managers:

•	Screen hedge fund databases, extensive lists of personal contacts, recommendations and referrals for managers whose background, experience, investment style and performance meet the Investment Managers’ criteria;

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•	Begins the due diligence process by reviewing performance, background and general information describing each manager’s investment style, investment philosophy, investment strategies, risk controls business plan, and growth prospects;

•	Visits the manager’s offices to have discussions, interview key employees and review trading and operation procedures. The Investment Managers also collect audited financial statements and references;

•	Reviews past performance through thorough analysis of past audited financials;

•	Interviews the manager’s auditors, lawyers, prime broker and clients, and performs background checks on key employees for past securities and criminal violations;

•	Groups managers with uncorrelated styles together so as to generate the desired stream of investment returns;

•	Captures monthly manager portfolios from each manager’s prime broker or applicable third party to monitor risk levels and review whether the stated strategies are being followed; and

•	Maintains personal contact with managers through periodic phone calls, on-site visits, and scheduled conference calls.

Policies relating to portfolio turnover:

Many factors may cause the Investment Managers to change their opinion of a manager and make an allocation change or even terminate a manager. The following are among criteria that the Investment Managers may consider in connection with the review or termination of a manager:

s	a change in investment style;

s	a significant increase or decrease in assets;

s	major business changes (i.e., change in auditor, prime broker, portfolio manager or other key employee);

s	change in performance (e.g. a large drawdown in one month would be cause for review);

s	unacceptable or insufficient explanations for performance in a certain time period;

s	information not received for review on a timely basis.

Historically, Underlying Fund turnover has averaged approximately 10% to 20% a year.

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INVESTMENT RESTRICTIONS

The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund's outstanding voting securities. Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund's fundamental investment restrictions are as follows:

(1)	The Fund may not invest more than 15% of the Fund’s net assets in any one Underlying Fund.

(2)	The Fund may not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund's investments in Underlying Funds.

(3)	The Fund may not issue senior securities representing stock, except to the extent permitted by the Investment Company Act. In addition, the Fund may not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Units.

(4)	The Fund may not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)	The Fund may not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

(6)	The Fund may not purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the U.S. Commodity Futures Trading Commission, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

(7)	The Fund may not purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

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With respect to these investment restrictions, and other policies described in this SAI or the Fund’s Private Placement Memorandum, the Fund will not look through the Underlying Funds to their underlying securities. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The investment objective of the Fund is non-fundamental. Thus, it may be changed without a vote of a majority of the Fund's outstanding Units. Except as otherwise indicated, the Fund's investment policies and restrictions are not fundamental and may be changed without a vote of the members of the Fund (the “Members”).

RISK FACTORS

Risks Associated With the Investment Managers

General. The Fund invests substantially all of its available capital (other than capital the Investment Managers determine to retain in cash or cash equivalents) in securities of private investment companies. Markets for such instruments in general are subject to fluctuations and the market value of any particular investment may be subject to substantial variation. The Fund’s investments generally consist of restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods, which may be several years. In addition to being illiquid, securities may be issued by unseasoned companies and may be highly speculative.

Underlying Fund Selection, Monitoring and Concentration. The Investment Managers follow a disciplined screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Managers can monitor leverage levels, position concentration and adherence to stated strategies. Although the Investment Managers seek to select only Underlying Funds with managers who will invest the Fund’s assets with the highest level of integrity, the Investment Managers have no control over the day-to-day operations of the Underlying Funds. As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

In most cases, the Fund has little ability to assess the accuracy of the valuations received from an Underlying Fund. Furthermore, these valuations are typically estimates only, subject to revision through the end of each Underlying Fund's annual audit. Revisions to the Fund's gain and loss calculations is an ongoing process, and no appreciation or depreciation figure can be considered final until the Fund's annual audit is completed.

Certain securities in which Underlying Funds invest may not have a readily ascertainable market price. Such securities will nevertheless generally be valued by portfolio managers, with respect to the Fund, even though the portfolio managers will generally face a conflict of interest in valuing such securities because the value thereof will affect their compensation. If an Underlying Fund were to be unable to report its net value per share, or if the Investment Managers believe that such net asset value was unreliable, the Investment Managers will consult with the Administrator (as defined herein) to determine the fair value of the Underlying Fund’s interest, using the fair value procedures approved by the Fund’s board of directors (the “Board of Directors” or “Board”).

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The Fund’s portfolio consists of securities of a limited number of Underlying Funds that may invest in the same or similar securities. The Investment Managers seek to reduce the company- and sector-specific risk of its portfolio by investing in certain Underlying Funds that are industry-, sector- or security-specific. However, there can be no assurance that Underlying Funds with these characteristics will be made available to the Fund or that the Investment Managers will ultimately choose to invest in these types of Underlying Funds. Concentrations in industries or sectors that produce unfavorable performance may cause the Fund to perform more unfavorably than a broadly diversified fund that has less exposure to those industries or sectors.

Investment decisions for the Underlying Funds are made by their respective portfolio managers entirely independent of each other and the Investment Managers. As a result, at any particular time, one Underlying Fund may be purchasing shares of an issuer whose shares are either held or being sold by another Underlying Fund. Consequently, the Fund could directly or indirectly incur certain transaction costs without accomplishing any net investment result.

Investment Managers. The Investment Manager and its investment professionals currently dedicate a portion of their time to the management of the ACP Strategic Opportunities Fund and its “Feeder Fund”. The Sub-Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund and the Feeder Fund (as defined below). It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows. As a result, the Investment Managers and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts. The Investment Managers and its staff will devote so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Managers invest a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets. The Investment Managers also may consider participation by their Other Accounts in investment opportunities that the Investment Managers do not intend to invest, or which are contrary to investments made, on behalf of the Fund, or vice versa. In addition, the Investment Managers may charge the Other Accounts fees that are lower than those charged to the Fund.

Reliance on the Investment Managers. The likelihood that Members will realize income or gain from investing in the Fund will depend on the investment selection and monitoring by the Investment Managers and the acumen and expertise of the Fund’s Portfolio Manager, Gary Shugrue. Mr. Shugrue will be a member of the Investment Committee. If Mr. Shugrue resigns, the Investment Committee will continue to make the investment decisions for the Fund.

Risks Related to the Fund

Special Risks of Fund of Funds Structure. The Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Fund does not have the protections of the Investment Company Act with respect to its investments in the Underlying Funds. Each Underlying Fund pays any performance-based allocations or fees for which they are obligated irrespective of the performance of the other Underlying Funds and the Fund generally. Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Fund, and thus indirectly from Members, even if the Fund's overall investment return is negative.

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Underlying Funds generally are permitted to redeem their interests in-kind. Thus, upon the Fund's withdrawal of all or a portion of its interest in an Underlying Fund, the Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Investment Managers would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include distributions in kind to Members.

Control by a limited number of Members. A substantial majority of the Fund’s Units are held by a few Members. The ACP Institutional Series Strategic Opportunities Fund (the “Feeder Fund”) holds approximately 83.02% of the Fund’s outstanding Units as of May 31, 2014. The Feeder Fund is managed by a Board of Trustees, all of whom are directors of the Fund. The Investment Managers of the Fund are also the Investment Managers of the Feeder Fund. As a result, these Members may be deemed to have the ability to determine the outcome of matters submitted to a vote of Members, including the election of directors.

Limited Liquidity for Members. The Fund is a closed-end investment company designed primarily for long-term investors. Units of the Fund will not be traded on any securities exchange or other market. With very limited exceptions, Units are not transferable and liquidity will be provided only through limited semi-annual repurchase offers. These repurchases will be made at such times and on such terms as may be determined by the Board of Directors in its complete and exclusive discretion. Since the Fund’s inception in April 2002, the Fund has made twenty seven (27) repurchase offers through June 2014. The Investment Managers may recommend quarterly repurchases, although there are no assurances that it will do so. Furthermore, the Fund may invest in Underlying Funds that do not permit frequent withdrawals from the Underlying Funds. Members will not be able to make a withdrawal from the Fund prior to the first anniversary of their initial investment in the Fund. An investment in Units of the Fund should be considered only by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

If a repurchase offer is made, the Fund will offer to purchase only a small portion of its Units and there is no guarantee that a Member will be able to sell all of the Units that a Member desires to sell in any particular repurchase offer. If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member. The potential for pro-ration may cause some Members to tender more Units for repurchase than they wish to have repurchased.

The Fund’s repurchase policy may have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Therefore, it may force the Underlying Funds to sell assets they otherwise would not sell. It also may reduce the investment opportunities available to the Underlying Funds and cause expense ratios to increase. In addition, because of the limited market for an Underlying Fund’s investments in private securities, the Underlying Fund may be forced to sell its publicly traded securities to meet cash requirements for repurchases. This may have the effect of substantially increasing an Underlying Fund’s ratio of illiquid investments to liquid investments for the remaining Members.

Tax Considerations and Delayed Tax Reporting. The tax aspects of an investment in the Fund are complicated and each prospective investor should have them reviewed by professional tax advisors familiar with such investor’s personal tax situation and with the tax laws and regulations applicable to such investor and investment funds such as the Fund.

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For the Fund to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive information on a timely basis from the Underlying Funds. An Underlying Fund’s delay in providing this information could delay the Fund's preparation of tax information for Members, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Fund's annual report.

The Fund has been advised that it will not be treated as a corporation for federal income tax purposes. However, there can be no assurance that the Underlying Funds will not be treated as a corporation for federal income tax purposes. If an Underlying Fund is treated as a corporation, the distributions from such funds will be treated as dividends to the extent of such fund’s earnings and profits and neither the Fund nor its Members will report the income or loss of such fund.

Limited Ability to Examine or Verify the Valuations Provided by the Underlying Funds. The Fund will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Board of Directors. The net asset value for the Fund is comprised of the net asset value of the Underlying Funds in which the Fund invests, less the expenses and liabilities of the Fund, and other assets in which the Fund invests. Special situations affecting the calculation of net asset value may arise from time to time. You should be aware that, generally, the Fund, the Investment Managers and the Administrator will not be able to examine or verify the valuations provided by the Underlying Funds. Absent bad faith or manifest error, the determination of net asset value of the Fund is conclusive and binding on all investors. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net assets if the judgments of  the Board of Directors, the Investment Managers, or investment advisers to the Underlying Funds should prove incorrect. Investment advisers to the Underlying Funds only provide determinations of the net asset value of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.

Illiquidity of Fund’s Holdings. The Portfolio invests substantially all of its available capital in securities of the Underlying Funds. These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Fund may not be able to resell some of its securities holdings for extended periods.

Risks Relative to Underlying Funds

Market Risks. The profitability of a significant portion of the Fund’s investment program depends to a great extent on correct assessments of the future course of price movements of securities and other instruments. There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements. The securities markets have in recent years been characterized by great volatility and unpredictability. There is likely to be a significant degree of market risk assumed by one or more of the managers of the Underlying Funds.

Small Cap Securities. The Underlying Funds may invest in companies with modest capitalization. While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading cost. These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies. In addition, in many instances, the frequency and volume of their trading is substantially less than is typical of larger companies. Therefore, the securities of smaller companies may be subject to wider price fluctuations. The spreads between the bid and ask prices of the securities of these companies in the U.S. over-the-counter market typically are larger than the spreads for more actively traded securities. As a result, the Underlying Funds could incur a loss if they were to sell such a security (or close a short position) a short time after its acquisition. When making a large sale, an Underlying Fund may have to sell a portfolio holding at a discount from quoted prices or may have to make a series of small sales over an extended period of time because of the limited trading volume of smaller company securities.

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Hedging Strategies. The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options and the use of leverage (including, but not limited to, margin trading and investing in derivatives) and other strategies from time to time in order to “hedge” or offset investment risk. Any hedging strategies discussed herein should be expected to increase the Underlying Funds’ transaction costs, interest expense and other costs and expenses. These securities may also be subject to greater than ordinary investment risks and such investment strategies could result in material losses for the Underlying Funds.

Derivative instruments present special considerations and risks. Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy adopted will succeed. In adverse circumstances the use of derivatives may result in sudden and severe losses.

Short Sales. A short sale results in a gain if the price of the securities sold short declines between the date of the short sale and the date on which securities are purchased to replace those borrowed. A short sale results in a loss if the price of the securities sold short increases. Any gain is decreased, and any loss is increased, by the amount of any payment, dividend or interest that an Underlying Fund may be required to pay with respect to the borrowed securities, offset (wholly or partly) by short interest credits. In a generally rising market, short positions may be more likely to result in losses because securities sold short may be more likely to increase in value. A short sale involves a finite opportunity for appreciation, but a theoretically unlimited risk of loss.

To make a short sale, the Underlying Fund must borrow the securities being sold short. In this regard, it may be impossible for the Underlying Fund to borrow securities at the most desirable time to make a short sale. In addition, there are rules prohibiting short sales of securities at prices below the last sale price, which may prevent the Underlying Fund from executing short sales of securities at the most desirable time. If the prices of securities sold short increase, the Underlying Fund may be required to provide additional funds or collateral to maintain the short positions. This could require the Underlying Fund to liquidate other investments to provide additional collateral, and such liquidations might not be at favorable prices.

Leverage; Borrowing. The Underlying Funds may be authorized to borrow money. To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed. If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investments.

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If an Underlying Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings, or it may be forced to sell investments at disadvantageous times to repay borrowings. An Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings (because of the continuing interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings. The Underlying Funds likely will sell their more liquid assets first to repay borrowings, thus increasing their concentration in private securities.

The rights of any lenders to an Underlying Fund to receive payments of interest or repayments of principal will be senior to those of the holders of an Underlying Fund’s Units, and the terms of any borrowings may contain provisions that limit certain activities of an Underlying Fund. Payments of interest and fees incurred in connection with borrowings will increase an Underlying Fund’s expense ratio and will reduce any income the Underlying Fund otherwise would have available. An Underlying Fund’s obligation to make interest or principal payments on borrowings may prevent the Underlying Fund from taking advantage of attractive investment opportunities.

Foreign Investments. An Underlying Fund may invest in securities of non-U.S. companies, which are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U.S. securities exchanges and representing interests in foreign securities. Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U.S. companies. These considerations include fluctuation in exchange rates of foreign currencies, less public information with respect to issuers of securities, less governmental supervision of foreign issuers of securities, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions, and in other respects. In addition, the Underlying Funds may invest in securities of foreign governments (or agencies or subdivisions thereof), and some or all of the foregoing considerations may apply to such investments.

Securities Lending Arrangements. An Underlying Fund may also lend securities to broker-dealers and other institutions as a means of earning additional income. If the borrower becomes insolvent or bankrupt, the Underlying Funds could experience delays and costs in recovering securities. To the extent that, in the meantime, the value of securities on loan declines, the Underlying Funds could experience further losses.

Repurchase Agreements. An Underlying Fund may also enter into repurchase agreements, where it buys a security and simultaneously agrees to sell it back later at a higher price, or in reverse repurchase agreements, by which the Underlying Fund sells a security and simultaneously agrees to buy it back later at a higher price. The repurchase date is usually within 7 days of the initiation of the agreement. If the other party to a repurchase or reverse repurchase agreement becomes insolvent or bankrupt, the Underlying Fund may experience delays and incur costs in recovering payment or the securities. To the extent that the value of the security purchased changes in the meantime, the Underlying Fund could experience further losses. Repurchase agreements to which the Underlying Fund is a party must be fully collateralized. Repurchase and reverse repurchase agreements can have effects similar to margin trading and other leveraging strategies.

Options. Stock options that may be purchased or sold by the Underlying Funds include options not traded on a securities exchange. Options not traded on an exchange or traded on a foreign exchange are not issued by The Options Clearing Corporation, therefore, the risk of nonperformance by the obligor on such an option may be greater and the ease with which the Underlying Funds can dispose of such an option may be less than in the case of an exchange traded option issued by The Options Clearing Corporation.

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Options can be highly volatile investments and involve special risks. Successful investment strategies using options require the ability to predict future movements in securities prices, interest rates and other economic factors. An Underlying Fund’s efforts to use options (even for hedging purposes) may not be successful and could result in a reduction in the Underlying Fund’s total return.

The Underlying Funds may buy and sell options (including purchasing special expiration price options) to manage exposure to changing interest rates, security prices, currency exchange rates and precious metal prices. Some options strategies, including buying puts and writing calls, hedge the Underlying Fund’s investments against price fluctuations. Other strategies, including writing puts and buying calls, tend to increase market exposure. Underlying Funds may invest in options based on any type of security, index or currency related to its investments, including options traded on foreign exchanges and options not traded on exchanges. Options can be volatile investments involving a high degree of risk. If an Underlying Fund applies a hedge at an inappropriate time or judges market conditions incorrectly, options strategies may reduce its return. Options traded on foreign exchanges generally are not regulated by U.S. authorities and may offer less liquidity and less protection if the other party to the contract defaults. The Underlying Fund also could experience losses if the prices of option positions were to be poorly correlated with its other investments, or if it could not close its positions because of an illiquid secondary market.

Underlying Funds also may purchase put and call options on one or more baskets of securities of issuers in a particular industry or sector if it is believed that their value will increase or decrease generally as a group.

Portfolio Turnover. The Underlying Funds generally have higher portfolio turnover than many other investment funds. The brokerage commissions and other transaction costs incurred by the Underlying Funds are generally higher than those incurred by investment funds with lower portfolio turnover rates. In addition, a high portfolio turnover will result in special tax considerations. See “Taxes” below.

Restricted Securities. An Underlying Fund may invest in restricted securities that are not traded in public markets. Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded. No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Operating Deficits. The Underlying Funds often trade securities actively and incur significant brokerage, custody and other transaction costs and expenses. These and other expenses of operating the Underlying Funds may exceed their income, thereby requiring that the difference be paid out of capital, reducing the Underlying Fund’s investments and potential for profitability.

Limited or No Distributions The Underlying Funds typically do not make substantial periodic distributions to Members and may not make any distributions at all. Instead, the Underlying Funds generally reinvest substantially all income and gain. Cash that might otherwise be available for distribution is likely to be reduced by payment of obligations of the Underlying Funds and establishment of appropriate reserves. As a result, if an Underlying Fund is profitable, Members (including the Fund) in all likelihood will be credited with net income, and will incur the consequent income tax liability, even though Members may receive little or no distributions of cash to cover that liability.

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Performance Fees. Most of the Underlying Funds pay a performance based fee. In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Managers anticipate that managers who charge such fees will take into account prior losses. These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid. In addition, since performance fees are generally calculated based on unrealized as well as realized gains on securities positions, the amount of any performance fee ordinarily will be greater in any period than if it were based solely on realized gains.

FEES AND EXPENSES

Operating expenses of the Fund are paid by the Fund, and therefore, indirectly by its Members. The Fund incurs annual operating expenses that include, but are not limited to, the following expenses:

•	all costs and expenses directly related to portfolio transactions and positions for the Fund’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, member servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

•	all costs and expenses associated with the registration of the Fund, certain offering costs and the costs of compliance with any applicable federal or state laws;

•	the costs and expenses of holding any meetings of any investors that are regularly scheduled, permitted or required to be held under the terms of the Fund’s Operating Agreement (“Operating Agreement”) or other applicable law;

•	fees and disbursements of attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

•	the fees of custodians and other persons providing administrative services to the Fund;

•	the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Investment Managers;

•	all costs and expenses of preparing, setting in type, printing and distributing reports, repurchase notices, and other communications to Members;

•	all expenses of computing the Fund’s net asset value, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisals and valuation services provided by third parties;

•	financial all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund; and

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•	such other types of expenses as may be approved from time to time by the Investment Managers.

In certain cases, the Investment Managers may pay some of the above expenses and is subsequently reimbursed by the Fund.

UNITS OF THE FUND

The Fund will issue Units at an offering price based upon net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value” at p.20 of the Fund’s PPM). The Board of Directors may, from time to time, in accordance with the Operating Agreement, authorize the issue of additional Units at the then existing net asset value or series and classes of Units containing such terms and conditions, including conversion rights, sales, repurchase and other charges and terms of redemptions, as the Board of Directors may determine. Each Unit participates ratably with all other outstanding Units in the Fund’s profits and losses and has the redemption rights described below.

No conversion or preemptive rights exist in connection with any Units. All Units when duly issued will be fully paid and non-assessable.

PLAN OF DISTRIBUTION

The Fund is offering Units to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act. Each Member must also have a net worth either as individuals or collectively with their spouses, of more than $2,000,000 or who invest at least $1,000,000 in the Fund and/or other funds managed by the Investment Managers Each Member must have such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of an investment in the Fund and must be able to bear the economic risks of such an investment. Members must initially subscribe for Units in an amount that equals or exceeds $250,000. Additional subscriptions for Units will be subject to a minimum investment amount of $25,000. The Investment Managers may waive this minimum.

Units will be offered on a monthly basis. Therefore, there is no pre-determined termination date of the offering. Funds received from investors will be placed in an account with the Custodian after the first business day of each month and will be held in an interest-bearing account with the Fund’s Custodian until the next Fund closing.

The Sub-Investment Manager has agreements with Fidelity Brokerage Services LLC and Charles Schwab & Co. Inc. ( the “financial institutions”) pursuant to which the Fund and the Feeder Fund (collectively, the “ACP Funds”) are made available for purchase by customers of the financial institutions. In addition, the financial institutions may provide additional services such as establishing and maintaining accounts and records, acting as custodian for financial institution customers who invest in the ACP Funds, handling investor inquiries, transaction processing and settlement, account statement preparation, and other similar services that might typically be provided by a transfer agent. In consideration for inclusion of the ACP Funds on the institution’s platforms and the additional services described above, the Sub-Investment Manager pays establishment and service fees to the financial institutions. These payments, which may be significant, are paid by the Sub-Investment Manager out of the revenues derived from the Management Fee. The establishment or “startup” fee is an upfront fixed dollar fee paid for the initial set up. Thereafter, the Sub-Investment Manager pays monthly or quarterly servicing fees ranging from 25 to 50 basis points per annum of the monthly market value of the shares of the Fund held in accounts with the financial institution.

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Additionally, the Sub-Investment Manager in the future may make payments to certain selling or shareholder servicing agents for the Fund (“Additional Payments”) in connection with the sale and distribution of shares of the Fund or for services to the Fund and its shareholders. These Additional Payments, which may be significant, are paid by the Sub-Investment Manager out of its revenues, which generally come directly or indirectly from fees paid by the Fund. In return for these Additional Payments, the Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives. Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by the Fund's servicing agent.

The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular mutual fund over other mutual funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from fund advisers and distributors, as well as how your financial consultant is compensated.

Investor Qualifications. Units are offered only to investors who are “accredited investors.” An accredited investor is an investor who meets one of the following standards:

1.	a bank, insurance company, registered investment company, business development company, or small business investment company;

2.	an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

3.	a charitable organization, corporation, or partnership with assets exceeding $5 million;

4.	a director, executive officer, or general partner of the company selling the securities;

5.	a business in which all the equity owners are accredited investors;

6.	a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;

7.	a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

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8.	a trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

In addition, all investors must have a net worth, either as individuals or collectively with their spouses, of more than $1,500,000 or invest at least $750,000 in the Fund or with other accounts managed by the Investment Managers.

Payment for Units. Payment for Units ordinarily must be received in cash at the time the order is placed on the first business day of a calendar month. The Board of Directors, in its sole discretion, may permit a grace period to facilitate a transfer of funds by the investor.

Investments by Tax-Qualified Retirement Plans. Units are available for purchase in connection with certain types of tax-qualified retirement plans. Eligible investors may establish individual retirement accounts (“IRAs”); Employee Pensions (“SEPs”); other pension and profit sharing plans or 401(k) plans. The purchase of Units may be limited by a plan’s provisions.

Investors considering establishing a retirement plan or purchasing any Units in connection with a retirement plan, should consult with their attorney or tax advisor with respect to plan requirements and tax aspects pertaining to the Member.

The illiquid nature of the Units may affect the nature of distributions from tax sheltered retirement plans and may affect the ability of participants in such plans to rollover assets to other tax sheltered retirement plans.

USE OF PROCEEDS

As described in the Fund’s PPM, the Fund invests all of its assets in the Underlying Funds. Pending investment by the Fund, the proceeds may be invested in high quality, short-term securities or placed in an interest-bearing account.

REDEMPTIONS, REPURCHASES OF UNITS AND TRANSFERS

No Right of Redemption. No Member or other person holding a Unit or a portion of a Unit acquired from a Member has the right to require the Fund to redeem that Unit or portion thereof. There is no public market for Units, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below.

Repurchases of Units. The Board of Directors may, from time to time and in their sole discretion, determine to cause the Fund to repurchase Units or portions thereof from Members pursuant to written tenders by Members at such times and on such terms and conditions as they may determine. In determining whether the Fund should offer to repurchase Units or portions thereof from Members, the Board of Directors will consider the recommendation of the Investment Managers. The Investment Managers expect to recommend quarterly repurchases, although there are no assurances that it will do so. In addition to considering the recommendation of the Investment Managers, the Board of Directors will also consider the following factors, among others, in making a determination to offer to repurchase Units:

•	whether any Members have requested to tender Units or portions thereof to the Fund;

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•	the liquidity of the Fund's assets and the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Units or portions thereof;

•	the availability of information as to the value of the Fund’s interest in the Underlying Funds;

•	the economic condition of the securities markets; and

•	the anticipated tax consequences of any proposed repurchases of Units or portions thereof.

The Fund will repurchase Units or portions thereof from Members pursuant to written tenders on terms and conditions that the Board of Directors determine to be fair to the Fund and to all Members or persons holding Units acquired from Members, or to one or more classes of Members, as applicable. The value of a Member's Unit (or the portion thereof) that is being repurchased will be determined based upon the value of the Member's capital account (or the portion thereof being repurchased) as of the Valuation Date (as defined below), after giving effect to all allocations that are made as of such date. When the Board of Directors determines that the Fund shall repurchase Units or portions thereof, notice will be provided to Members describing the terms thereof, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members who are deciding whether to tender their Units or portions thereof during the period that a repurchase offer is open may ascertain the approximate net asset value of their Units by contacting the Investment Managers prior to the date upon which such Member must decide whether to participate in the repurchase opportunity. Under the repurchase procedures described therein, Members will have to decide whether to tender their Units for repurchase without the benefit of having current information regarding the value of the Units as of a date proximate to the Valuation Date. In addition, there will be a substantial period of time between the date as of which Members must tender their Units and the date they can expect to receive payment for their Units from the Fund.

The Fund’s Operating Agreement provides that the Fund shall be dissolved if the Units of any Member that has submitted a written request for the repurchase of all of its Units by the Fund, in accordance with the terms of the Operating Agreement, are not repurchased by the Fund within a period of two (2) years of the date of the request.

Repurchases of Units or portions thereof from Members by the Fund may be made, in the discretion of the Fund, and may be paid in cash or by the distribution of securities in-kind or partly in cash and partly in-kind. However, the Fund does not expect to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Members not tendering Units for repurchase. Repurchases will be effective after receipt and acceptance by the Fund of all eligible written tenders of Units or portions thereof from Members. Any in-kind distribution of securities may consist of marketable or non-marketable securities (valued in accordance with the Operating Agreement), which will be distributed to all tendering Members on a pro rata basis. The Fund does not impose any charges in connection with repurchases of Units or portion of Units.

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Due to liquidity restraints associated with the Fund's investments in the Underlying Funds and the fact that the Fund may have to effect withdrawals from those funds to pay for Units being repurchased, the Fund presently expects to employ the following repurchase procedures:

1.          Members choosing to tender Units (or portions thereof) for repurchase must do so by the date specified in the notice describing the terms of the offer (the “Expiration Date”) which generally will be sixty (60) days before the date as of which Units are to be repurchased. The Units (or portions thereof) will be valued as of the date on which Units are to be repurchased (the “Valuation Date”).

2.          The Fund will repurchase tendered Units on a pro rata basis in the event that Members tender more than the maximum percentage of Units offered for repurchase by the Fund or the Fund cannot efficiently liquidate underlying positions in order to repurchase Units for cash.

3.          Promptly after the Expiration Date, the Fund will give to each Member whose Units (or portion thereof) have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Unit (or portion thereof). The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

4.          The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two separate times. The first payment (the “Initial Payment”) will be in an amount equal to at least 95% of the estimated value of the repurchased Units (or portion thereof), determined as of the Valuation Date. The Investment Managers, in their sole discretion, may determine to waive the 5% holdback and authorize an Initial Payment of 100% of the estimated value of the repurchased Units. Any Member that tenders 90% or more of its Units will be deemed to have liquidated its investment, and therefore, will receive an Initial Payment for the repurchased Unit determined as of the Valuation Date. The Initial Payment will be made as of the later of (a) within thirty (30) days after the Valuation Date, or (b) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Units, within ten (10) business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from such Underlying Funds.

The second and final payment (the “Contingent Payment”) is expected to be in an amount equal to the excess, if any, of (a) the value of the repurchased Units (or portion thereof), determined as of the Valuation Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Valuation Date falls, over (b) the Initial Payment. It is anticipated that the annual audit of the Fund's financial statements will be completed within sixty (60) days after the end of each fiscal year of the Fund and that the Contingent Payment will be made promptly after the completion of the audit. Members whose interests will be liquidated because they tendered 90% or more of their interests will receive a Contingent Payment.

5.           Although the amounts required to be paid by the Fund under the Promissory Note will generally be paid in cash, the Fund may under certain limited circumstances noted above pay all or a portion of the amounts due by the in-kind distribution of marketable or non-marketable securities.

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The foregoing procedures may be amended by the Board of Directors from time to time and will be effective upon notification to the Members in accordance with the Operating Agreement.

Repurchases of Units by the Fund are subject to certain regulatory requirements imposed by the Securities and Exchange Commission (“SEC”) rules. The Fund believes that the repurchase procedures described above comply with these requirements. However, if modification of the Fund's repurchase procedures is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures designed to provide Members substantially the same liquidity for Units as would be available under the procedures described above.

A Member that tenders Units will generally have a taxable event when such Units are repurchased. Gain, if any, will be recognized by a tendering Member only as and after the total proceeds received by the Member exceed the Member’s adjusted tax basis in the Units repurchased. A loss, if any, will be recognized only after the Member has received full payment under the promissory note that will be given to the Member prior to the Fund’s payment of the repurchase amount.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) interests in Underlying Funds that the Fund has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Members tendering Units.

Payment for repurchased Units may require the Fund to liquidate portfolio holdings earlier than the Investment Managers would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover. The Investment Managers intend to take measures (subject to such policies as may be established by the Board of Directors) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Units.

A Member who tenders for repurchase only a portion of such Member's Units will be required to maintain a capital account balance of at least $25,000. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from such Member so that the required minimum balance is maintained.

The Fund may be required to repurchase a Unit or portion thereof of a Member or any person acquiring a Unit or portion thereof from or through a Member, and such person may be required to sell a Unit or any portion thereof, in the sole discretion of the Board of Directors, for any reason whatsoever.

In the event that the Investment Managers or an affiliate holds a Unit in its capacity as a Member, such Unit or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by the Fund.

The Board of Directors may cancel a repurchase offer or postpone the acceptance of Units if the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objective and policies in order to purchase Unit tendered pursuant to the Repurchase Offer or the Board of Directors determines that it is not in the best interest of the Fund to purchase Units pursuant to the Repurchase Offer.

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Transfers of Units. A Member may transfer his Units only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board of Directors (which may be withheld in its sole discretion); provided, however, that the Board of Directors may not consent to any transfer other than a Transfer (i) in which the tax basis of the Units in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), or (iii) a distribution from a qualified retirement plan or an individual retirement account, unless it consults with counsel to the Fund and counsel to the Fund confirms that such Transfer will not cause the Fund to be taxable as a corporation.

The Operating Agreement provides that each Member in the Fund has agreed to indemnify and hold harmless the Fund, the Board of Directors and each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Member in violation of the Operating Agreement or any misrepresentation made by such Member in connection with any such transfer.

MANAGEMENT OF THE FUND

The Board of Directors provides broad oversight over the affairs of the Fund. The day-to-day affairs of the Fund are managed by the Investment Managers, subject to the ultimate supervision of and any policies established by the Board of Directors, and pursuant to the terms of the Operating Agreement and the Investment Management Agreement between the Fund and the Investment Managers (the “Investment Management Agreement”).

Board of Directors. The Board of Directors has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board of Directors exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The Board of Directors met four (4) times during 2013 in person. The members (each a “Director”) of the Board of Directors are not required to contribute to the capital of the Fund or hold Units in the Fund. A majority of the Board of Directors are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Directors”) and perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

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The identity of the Directors and brief biographical information regarding each Director is set forth below.

Independent Directors

Name, (Age) and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee

John Connors Age: 71 506 Bay Drive, Vero Beach, FL 32963	Director	Term: Indefinite Length: Since 2002	Portfolio Manager, Guyasuta Investment Advisors (2000 to Present);	ACP Funds Trust (1 series); ACP Strategic Opportunities Fund II, LLC.	None.

Robert Andres Age: 75 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Director	Term: Indefinite Length: Since 2004	Merion Wealth Partners, LLC CIO & Strategist, (2010-2012); Senior Vice President, Chief Investment Strategist, Envestnet/PMC (2008-2010); President, Andres Capital Management (2007-2008	ACP Funds Trust (1 series); ACP Strategic Opportunities Fund II, LLC.	None.

James Brinton[1] Age: 59 15 Garrett Ave, Rosemont, PA 19010	Director	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (1 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (4 series)

(1) James Brinton is President of the Robert J. McAllister Agency which receives compensation from the Funds for providing certain insurance brokerage services. The Independent Trustees have determined that such compensation, which is less than $5,000 per year, does not disqualify Mr. Brinton as an Independent Trustee.

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Interested Director

Name, (Age) and Address	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director or Nominee

Mr. Gary Shugrue Age: 60 150 N. Radnor Chester Rd., C-220 Radnor, PA 19087	Director and Investment Manager	Term: Indefinite Length: Since 2007 (Director) Since 2001 (Investment Manager)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001.	ACP Funds Trust (1 series);ACP Strategic Opportunities Fund II, LLC).	Scotia Institutional Funds “Trust” (previously Dundee Wealth Funds); Quaker Investment Trust (4 series); Project H.O.M.E. (investment committee member)

(1) Mr. Shugrue is deemed to be an “interested person” due to his position with and ownership in the Sub-Investment Manager.

The Board of Directors has overall responsibility for the management and supervision of the operations of the Fund. Under the Operating Agreement, the number of directors is fixed from time to time by the Board of Directors. The number of directors is currently set at four.

Any vacancy in the position of Director may be filled by the remaining Directors, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the Members at which a quorum of Members is present in person or by proxy.

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The Directors serve on the Board of Directors for terms of indefinite duration. A Director’s position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon ninety (90) days’ prior written notice to the other Directors, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or by vote of the Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members. The Directors may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within sixty (60) days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving.

The Operating Agreement provides that a Director’s responsibilities shall terminate if the Director (i) dies; (ii) is adjudicated incompetent; (iii) voluntarily withdraws as a Director (upon not less than ninety (90) days' prior written notice to the other Directors); (iv) is removed; (v) is certified by a physician to be mentally or physically unable to perform his duties hereunder; (vi) is declared bankrupt by a court with appropriate jurisdiction or files a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) has a receiver appointed to administer his property or affairs; or (viii) otherwise ceases to be a Director of the Fund under law. A Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

The Operating Agreement provides that a Director shall not be liable to the Fund or to any of its Members for any loss or damage caused by any act or omission in the performance of his or her services under the Operating Agreement, unless it is determined that such loss is due to an act or omission of the Director constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Director's office. Directors are also entitled to be indemnified to the fullest extent permitted by law against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the Director may be or may have been involved as a party or otherwise, or with which the Director may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director of the Fund or the past or present performance of services to the Fund by the Director, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by the Director by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such the Director’s office. The rights of indemnification and exculpation provided under the Operating Agreement do not provide for indemnification under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law. Directors may also be entitled to advancement of expenses incurred in legal proceedings provided that the director undertakes to reimburse the Fund if it is ultimately determined that indemnification of such expenses is not authorized under the Operating Agreement.

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Board Standing Committees. The Board of Directors has established the following standing committees:

Audit Committee. The Audit Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton, the Independent Directors of the Fund. The Audit Committee has adopted a written charter approved by the Board. The Audit Committee’s duties include, among other things, the recommendation of the Fund’s independent auditors, meeting with the independent auditors and discussing their independence and the matters required to be discussed by the Statement on Auditing Standards No. 114 (Communications with Audit Committees) and reviewing the Fund’s annual financial statements with both management and the independent auditors. Prior to the formation of the Audit Committee in September 2007 the full Board acted as the Audit Committee. The Board, acting as the Audit Committee, met two (2) times in 2013.

As of the date hereof, the Board of Directors has determined that the Board's Audit Committee does not have an "audit committee financial expert," as the SEC has defined that term. After carefully considering all of the factors involved in the definition of "audit committee financial expert," the Board determined that none of the members of the audit committee met all five (5) qualifications in the definition, although some members of the Audit Committees met some of the qualifications. The Board also determined that while the Audit Committee members have general financial expertise, given the size and activities of the Fund and in light of the nature of the accounting and valuation issues presented over the past several years, it did not appear that the Audit Committee members lacked any necessary skill to serve on the Audit Committee.

Nominating Committee. The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton. The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Fund’s Board, if any. The Nominating Committee does not consider nominees recommended by Members. The Nominating Committee meets periodically, as necessary. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. The Board, acting as the Nominating Committee, met two (2) times in 2013.

It is the nominating committee’s policy to identify potential nominees based on suggestions from the President of the Fund and other members of the Board of Directors and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Director with a particular expertise or qualification and will actively recruit such a candidate.

The nominating committee reviews and evaluate each candidate’s background, experience and other qualifications as well as the overall composition of the Board of Directors, and recommends to the Board for its approval the slate of Directors to be nominated for election at any annual or special meeting of the Fund’s Members at which Directors are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

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Director Qualifications.  Generally, the Fund believes that each Director is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.  Mr. Shugrue has over thirty-seven (37) years of investment experience, including managing hedge fund-of-funds. Messrs. Connors and Andres each have more than forty (40) years’ experience in the investment and securities industries. Mr. Brinton has served on other investment company boards and has worked in the insurance industry for more than twenty-five (25) years. The Fund does not believe any one factor is determinative in assessing a Director’s qualifications, but that collective experience of each Director makes them highly qualified.

Board Leadership Structure.  The Fund is led by Mr. Gary E. Shugrue, who has served as Director, President and Investment Manager of the Fund since it was organized in 2001.  Mr. Shugrue is an interested person by virtue of his interest in the Fund's Sub-Investment Manager. Currently, the Board of Directors is comprised of Mr. Shugrue and three (3) Independent Directors (i.e. those who are not "interested persons" of the Fund, as defined under the 1940 Act).  The Fund does not have a Lead Independent Director, but governance guidelines provide that Independent Directors will meet in executive session at each Board meeting.  The President of the Fund is generally responsible for (a) chairing board meetings, (b) setting the agendas for these meetings and (c) providing information to board members in advance of each board meeting and between board meetings.  Generally, the Fund believes it best to have a single leader who is seen by shareholders, business partners and other stakeholders as providing strong leadership.  The Fund believes that its Chairman/President together with the Audit and Nominating Committees and the full Board of Directors, provide effective leadership that is in the best interests of the Fund and each shareholder.

Board Risk Oversight.  The Board of Directors is currently comprised of Mr. Shugrue and three (3) Independent Directors with an Audit Committee and Nominating Committee with a separate chair.  The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its President and Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary.  The Audit Committee considers financial and reporting the risk within its area of responsibilities.  Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the President and Chief Compliance Officer are the primary recipients and communicator of such risk-related information.

Fund Units Owned by Board Members. The following table shows the dollar amount range of each Director’s “beneficial ownership” of Units of the Fund as of May 31, 2014. Dollar amount ranges disclosed are established by the Securities and Exchange Commission. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“1934 Act”).

Independent Directors

Name	Dollar Range of ACP Strategic Opportunities Fund II, LLC Units*	Aggregate Dollar Range of Units/Shares in All Funds Overseen by Director in Family of Investment Companies*

John Connors	Over $100,000	Over $100,000

James Brinton	$0	Over $100,000

*As of 5/31/2014

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Interested Director

Name	Dollar Range of ACP Strategic Opportunities Funds II, LLC Units*	Aggregate Dollar Range of Units/Shares in All Funds Overseen by Director in Family of Investment Companies*

Gary E. Shugrue	$10,001 - $50,000	$10,001 - $50,000

*As of 5/31/2014

As of March 31, 2014, the following transactions in Fund Units have been effected by Directors:

Robert Andres - completed a full tender of Units on December 31, 2012 in the amount of $650,400.

As of March 31, 2014, the following transactions in shares of beneficial interest of the Feeder Fund have been effected by Directors:

No transactions have taken place by Directors in the past two years.

Independent Directors Ownership of Securities

As of March 31, 2014, no Independent Director of the Fund owned securities in the Investment Managers or in an entity (other than ACP Funds Trust, a registered investment company) controlling, controlled by or under common control with the Investment Managers. As of such date: (i) George Andrew Hambrecht and Elizabeth Reynolds Hilpman controlled the Investment Manager, and Gary E. Shugrue owned a majority of the outstanding securities of the Sub-Investment Manager and of the general partner of the Sub-Investment Manager.

Compensation of the Directors.

Independent Directors

Name and Position with Fund	2013 Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Directors 2013
John Connors, Director	$10,000	$0	$0	$10,000
James Brinton, Director	$10,000	$0	$0	$10,000
Robert Andres, Director	$10,000	$0	$0	$10,000

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Interested Director

Name and Position with Fund	2013 Aggregate Compensation from the Fund(1)	Pension or Retirement Benefits Accrued as Part of Fund Expenses(1)	Estimated Annual Benefits Upon Retirement(1)	Total Compensation from Fund and Fund Complex Paid to Directors 2013(1)
Gary E. Shugrue, Director	$0	$0	$0	$0

(1) Mr. Shugrue is employed by the Sub-Investment Manager and receives compensation in that capacity but does not receive compensation from the Fund for services as a Director.

The Independent Directors receive meeting fees of $2,500 per meeting attended in person or $500 in the case of meetings attended by telephone. The Independent Directors do not receive fees for committee meetings. Interested Directors receive no annual or other fees from the Fund. All Directors are reimbursed by the Fund for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

Fund Officers. Set forth below are the names, dates of birth, position with the Fund, length of term of office, and the principal occupations for the last five (5) years of each of the persons currently serving as Executive Officers of the Fund. Unless otherwise noted, the business address of each Officer is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. None of the Officers receive compensation from the Fund for their services as an Officer in fiscal year 2013.

Name, (Age) and address During the Past 5 Years	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director

Gary E. Shugrue, Age 60, Radnor, PA	Investment Manager; Director	Term-Indefinite Length of Service- Since 2002	President & Chief Investment Officer of Ascendant Capital Partners, LP (since 2001.	Scotia Institutional Funds “Trust” (previously Dundee Wealth Funds); Quaker Investment Trust (4 series); Project H.O.M.E. (investment committee member

Stephanie Strid Davis, Age 43, Radnor, PA	Chief Compliance Officer and Fund Officer	Term: Indefinite Length: 2001 – present (Director Fund Administration) 2008-present (Chief Compliance Officer)	Director, Client Service and Fund Operations of Ascendant Capital Partners, LP; (2001-present); Chief Compliance Officer (2008 – present).	None.

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Investment Managers. Barlow Partners, Inc. (“Barlow”), a Delaware corporation, serves as the investment manager (“Investment Manager”) to the Fund. The Investment Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Investment Manager’s principal business address is 880 Third Avenue, 3rd floor, New York, NY 10022. The Investment Manager has acted as an investment adviser since 1994.Ascendant Capital Partners, LP, a Delaware limited partnership, serves as the sub-investment manager (“Sub-Investment Manager”) to the Fund. The principal business address of the Sub-Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. Together, the Investment Manager and the Sub-Investment Manager are the “Investment Managers”. The Fund has entered into an investment management agreement with the Investment Manager and Sub-Investment Manager (“Investment Management Agreement”), under which the Investment Manager and Sub-Investment Manager are responsible for formulating a continuing investment program for the Fund. The Fund employs the Investment Manager to manage the investment and reinvestment of the assets of the Fund, and to continuously review, supervise and (where appropriate) administer the investment program of the Fund, to determine in its discretion (where appropriate) the investments to be purchased or sold. The Sub-Investment Manager in collaboration with the Investment Manager will be involved in all aspects of Fund’s investment program including, without limitation, portfolio construction, manager selection, and manager due diligence.

Prior to approval of the Investment Management Agreement by the Fund’s Board of Directors and shareholders, the Sub-Investment Manager served as the Fund’s Investment Manager pursuant to an agreement with the Fund.

The Fund’s investment portfolio is managed by Gary E. Shugrue, who has over thirty-seven (37) year’s investment experience, serves as Chief Investment Officer of the Sub-Investment Manager since 2001 and is primarily responsible for managing the Fund’s assets. Mr. Shugrue received his B.S. degree in Accounting from Villanova University, and his MBA from the University of Pennsylvania – Wharton School.

The Investment Manager is controlled by George Andrew Hambrecht and Elizabeth Reynolds Hilpman. The Sub-Investment Manager is controlled by Gary E. Shugrue. Stephanie Strid Davis, the Fund’s Director of Fund Administration and Chief Compliance Officer, also holds limited partnership interests in the Sub-Investment Manager

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As of December 31, 2013, compensation received by the Fund’s Portfolio Manager, Gary E. Shugrue, is a fixed base salary, with a possible year-end bonus based on the financial performance of the Sub-Investment Manager. However, Gary E. Shugrue, the Portfolio Manager, benefits not because of his bonus but because he is the controlling equity holder in the firm. As such, the value of his equity and his distributions increase if the Fund’s assets increase and the Fund performs well, as described above. Other than as described above, the Portfolio Manager does not receive any compensation from the Fund, the Investment Managers or any other source with respect to management of the Fund and any other accounts.

The Investment Manager’s earns a greater percentage of assets as a management fee if annual performance of the Fund exceeds 6%, based on the terms of the Investment Management Agreement with the Fund.

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR MANAGEMENT TEAM

Member. Gary E. Shugrue is also the portfolio manager for the one series of ACP Funds Trust (the “Feeder Fund”). The portfolio of the Feeder Fund invests exclusively in the Fund. The assets of the Feeder Fund as of May 31, 2024 was approximately $32,828,772

Name of Portfolio Manager	Type of Accounts	# of Accounts Managed	Total Assets (as of May 31, 2014). (Feeder Fund)	# of Accts where advisory fee based on Performance	Total Assets in Accts where Advisory Fees based on Performance

Gary E. Shugrue	Registered Investment Companies (RICS):	1	$32.8million	0	0

	Other Pooled Investment Vehicles:	0	$0	0	0

	Other Accounts:	0	$0	0	0

POTENTIAL CONFLICTS OF INTERESTS

The Investment Manager and its investment professionals currently dedicate a portion of their time to the management of the Fund. The Sub-Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows. As a result, the Investment Manager, Sub-Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts. The Investment Manager, Sub-Investment Manager and their staff will devote so much time to the management of the Fund as in their judgment is necessary and appropriate.

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There may be circumstances where the Investment Manager and the Sub-Investment Manager or the portfolio manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets. The Investment Manager and Sub-Investment Manager also may consider participation by their Other Accounts in investment opportunities that they do not intend to invest, or which are contrary to investments made, on behalf of the Fund, or vice versa. In addition, the Investment Manager and Sub-Investment Manager may charge the Other Accounts fees that are lower than those charged to the Fund.

The investment decisions for the Fund are made independently from those for other accounts that may be managed by the Investment Manager or Sub-Investment Manager. The Investment Manager, Sub-Investment Manager and their affiliates may have other clients and other accounts with investment objectives similar to those of the Fund. The Investment Manager, Sub-Investment Manager and their affiliates are permitted to make an investment decision on behalf of the Fund that differs from decisions made for, or advice given to, such other accounts and clients even though the investment objectives may be the same or similar, provided that the Investment Manager, Sub-Investment Manager or their affiliates act in good faith and follow a policy of allocating over a period of time investment opportunities to the Fund on a basis intended to be fair and equitable relative to such other accounts and clients, taking into consideration the investment policies and investment restrictions to which such other accounts and clients and the Fund are subject. Neither the Investment Manager, Sub-Investment Manager nor their affiliates are obligated to treat the Fund more favorably than the treatment provided to such other accounts and clients.

A potential conflict of interest may arise in that Gary E. Shugrue directs the ACP Funds Trust portfolios to invest in the Fund, for which he receives compensation.

As of May 31, 2014, Mr. Shugrue beneficially owned Units in the Fund having a value in the range of $10,001-$50,000.

The Investment Manager will indemnify the Sub-Investment Manager, and the Fund (“Sub-Investment Manger Indemnified Persons”) from and against any and all suits, actions, legal or administrative proceedings or investigations, claims, demands, damages, liabilities, interest, loss, costs and expenses, including reasonable attorneys’ fees, disbursements and court costs (“Losses”), which the Sub-Investment Manager Indemnified Persons may sustain arising out of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Sub-Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

The Sub-Investment Manager shall indemnify the Investment Manager, and the Funds (the “Investment Manger Indemnified Persons”) from and against any and all Losses, which the Investment Manager Indemnified Persons may sustain arising out of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

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Management Fee. Pursuant to the Investment Management Agreement, the Investment Manager and Sub-Investment Manager are is entitled to receive an annual management fee (the “Management Fee”). The Management Fee is equal to 1.50% of the Fund’s net assets, subject to an adjustment (the “Management Fee Adjustment”) based on the Fund’s rolling twelve month return. Specifically, the monthly Management Fee is equal to one-twelfth of the applicable Net Management Fee below based on the Fund’s annual return for the preceding twelve-month period. The Managers Fee is calculated and accrued monthly, and paid out on a monthly basis. The Management Fee Adjustment is determined in accordance with the following scale.

Return for Prior 12 – Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00% of the Fund’s capital account *	-0.50%	1.00%

Equal to or Greater than 6.00% of the Fund’s capital account*	—	1.50%

† Annualized

*Net of all Underlying Fund fees and expenses

The Sub-Investment Manager will be allocated a portion of the Management Fee based on the net revenues generated from the Fund and dependent on the assets under management (AUM) and in accordance with the table below. Net revenues are defined as revenues after any sales commissions, platform fees, fee rebates or selling fees. To clarify, the Sub-Investment Manager will receive 100% on the fees from first $60mm of AUM, 75% of the fees from the AUM between $60mm to $100mm, 50% of the fees from the AUM between $100mm and $300,000,000 then 25% of the fees from the AUM greater than $300,000,000.

Range	% to Sub-Investment Manager	% to Investment Manager

<= $60,000,000	100%	0%
$60,000,000 to $100,000,000	75%	25%
$100,000,000 to $300,000,000	50%	50%
>$300,000,000	25%	75%

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For example, if the annual return of the Fund is 15% for the preceding twelve-month period, then the monthly Management Fee will be equal to one-twelfth of 1.50% of the Fund’s net assets.

For purposes of determining the Management Fee, net assets will be determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds. The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds. The overall fees payable by the Members may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

Prior to approval of the current Investment Management Agreement by the Fund’s Board of Directors and shareholders, the Sub-Investment Manager served as the Fund’s Investment Manager pursuant to an agreement with the Fund. For the fiscal years 2011, 2012 and 2013, the Fund paid the Sub-Investment Manager $714,120_; $815,097 and $743,426_ respectively, under the prior Investment Management Agreement with the Sub-Investment Manager.

Control Persons and Principal Holders of Securities

The following table sets forth as of May 31, 2014 the number and percentage of Units beneficially owned by the Directors and the Executive Officers, individually and as a group, by owners of 5% or more of the Fund’s Units, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Units beneficially owned	Percentage of Units beneficially owned	Address

Interested Director

Gary E. Shugrue Director, President and Chief Investment Officer	2,252.956	0.09%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087

Independent Directors

John Connors, Director	34,015.225	1.38%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087

James Brinton, Director	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087

Officer(s)

Stephanie Strid Davis, Director, Fund Administration /Chief Compliance Officer	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087

Beneficial Owners of more than 5% and control persons

ACP Institutional Series Strategic Opportunities Fund (1)	2,047,776.828	83.02%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
(1)	Feeder Fund

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Units held by the Feeder Fund, which is a portfolio series of ACP Funds Trust (the “Trust”) are voted pursuant to the direction of the Board of Trustees of those funds and the recommendations of the Investment Managers. Under the SEC’s rules, the Feeder Fund and the Turner entities may be deemed to control the Fund. As a result, these Members may be deemed to have the ability to determine the outcome of matters submitted to a vote of Members, including the election of Directors. The Board of Trustees of the Trust consists of the same members as the Fund Board and, with respect to matters submitted to a vote of the Shareholder, the Trustees generally intend to vote the Units held by the Feeder Fund in the same proportion as the shareholders of the Feeder Fund vote their shares.

The following table sets forth as of May 31, 2014 the number and percentage of shares of the Trust beneficially owned by the Trustees and the Executive Officers of the Trust (as defined in SEC rules), individually and as a group, by owners of 5% or more of the Trust’s shares, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Shares beneficially owned	Percentage of Shares beneficially owned	Address

Interested Trustee

Gary E. Shugrue Trustee, President and Chief Investment Officer	0	0%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087

Independent Trustees

Robert Andres, Trustee	0	0%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087

John Connors, Trustee	0	0%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087

James Brinton, Trustee	7,564.092	0.32%	150 N. Radnor Chester Rd., C-220, Radnor, PA 19087

Control persons

All trustees and executive officers of the Fund as a group	7,564.092	0.32%

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CODE OF ETHICS

The Fund and the Investment Managers each have adopted a code of ethics under Rule 17j-1 of the Investment Company Act that applies to their activities. The codes of ethics permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund. The codes of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The codes are available on the EDGAR database on the SEC’s web site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

BROKERAGE PRACTICES

The Investment Managers seek to execute each transaction for Underlying Funds at a net price that provides the most favorable cost for the Fund. Most transactions on behalf of the Fund are conducted on a private placement basis and may be subject to commissions or placement agent fees payable to one or more brokers. In this regard, the Investment Managers are generally unable to seek competitive fees payable in such transactions.

The Investment Managers may retain the services of consultants and sub-advisers, which may be affiliates, if the Investment Managers determines it to be appropriate.

ALLOCATION OF NET PROFITS AND NET LOSSES

Net profits or net losses of the Fund for each allocation period are allocated among and credited to or debited against the capital accounts of all Members as of the last day of each allocation period in accordance with Members' respective investment percentages for such period. Net profits or net losses are measured as the net change in the value of the net assets of the Fund (including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during an allocation period), before giving effect to any redemptions of Units, and excluding the amount of any items allocated among the capital accounts of the Members other than in accordance with the Members' respective investment percentages.

Allocations for federal income tax purposes generally are made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior taxable years.

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ALLOCATION OF SPECIAL ITEMS

Generally, any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more, but fewer than all of the Members, are charged to only those Members on whose behalf the payments are made or whose particular circumstances gave rise to the payments. These charges are debited to the capital accounts of the applicable Members as of the close of the period during which the items were paid or accrued by the Fund.

RESERVES

Appropriate reserves may be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Fund. Reserves will be in such amounts (subject to increase or reduction) which the Fund may deem necessary or appropriate. The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserve is created, increased or decreased, as the case may be; provided, however, that if the reserve (or any increase or decrease therein) exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all those Members, the amount of the reserve, increase, or decrease shall instead be charged or credited to those Members who were Members at the time, as determined by the Fund, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

VOTING

Each Member has the right to cast a number of votes based on the value of the Member’s respective capital account at a meeting of Members called by the Board of Directors or by Members holding 25% or more of the total number of votes eligible to be cast. Members are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Directors, approval of the Investment Management Agreement, and approval of the Fund’s auditors, and on certain other matters. Except for the exercise of their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

The Investment Managers act as a fiduciary in relation to clients and the assets entrusted by them to its management. Where the assets placed in the Investment Manager’s care include voting securities, and except where the client has expressly reserved to itself the duty to vote proxies, it is the Investment Manager’s duty as a fiduciary to vote all proxies relating to such voting securities.

The Investment Managers have an obligation to vote all proxies appurtenant to voting securities owned by its client accounts in the best interests of those clients. In voting these proxies, the Investment Managers may not be motivated by, or subordinate the client's interests to, its own objectives or those of persons or parties unrelated to the client. The Investment Managers will exercise all appropriate and lawful care, skill, prudence and diligence in voting proxies, and shall vote all proxies relating to shares owned by the Fund and received by it. The Investment Managers shall not be responsible, however, for voting proxies that it does not receive in sufficient time to respond.

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Because the Investment Managers primarily invest client assets in funds exempt from registration and regulation under the federal securities laws, and since the interest it acquires in such funds typically is a non-voting limited partner or member interest (except under specified, often unusual circumstances), the Investment Managers do not expect there to be many (if any) meetings convened at which it is expected to vote shares or other interests held (or controlled) by it for the benefit of its clients.

Nonetheless, where client holdings are voting securities and a meeting of security holders is convened, the Investment Managers will take the following steps to carry out its fiduciary duties as to the client and its assets:

The Investment Managers will track shareholder meetings convened by companies whose voting securities are held by the Fund, identify all issues presented to shareholders at such meetings, formulate a principled position on each such issue and ensure that proxies pertaining to all shares owned by the Fund are voted in accordance with such determinations.

Consistent with these duties, the Investment Managers will rely principally upon research received from, or otherwise delegate all or certain aspects of the proxy voting process to Pinnacle Fund Administration.

To the extent that it relies upon or delegates duties to Pinnacle Fund Administration (“Pinnacle”), the Investment Managers will periodically review the methods used by Pinnacle to identify and track shareholder meetings called by publicly traded issuers throughout the United States and around the globe. As appropriate, the Investment Managers will periodically satisfy itself that Pinnacle operates a system reasonably designed to identify all such meetings and to provide the Investment Managers with timely notice of the date, time and place of such meetings.

The Investment Managers will further review the principles and procedures employed by Pinnacle in making recommendations on voting proxies on each issue presented, and will satisfy itself that Pinnacle's recommendations are: (i) based upon an appropriate level of diligence and research, and (ii) designed to further the interests of shareholders and not serve other unrelated or improper interests.

Notwithstanding its belief that Pinnacle's recommendations are consistent with the best interests of members and appropriate to be implemented for the Fund, the Investment Managers have the right and the ability to depart from a recommendation made by Pinnacle as to a particular vote, slate of candidates or otherwise, and can direct Pinnacle to vote all or a portion of the shares owned for the Fund in accordance with its preferences. Pinnacle will vote any such shares subject to that direction in strict accordance with all such instructions.

Conflicts of Interest: The Investment Manager's stock is not publicly traded, and it is not otherwise affiliated with any issuer whose shares are available for purchase by the Fund. Further, no affiliate currently provides brokerage, underwriting, insurance, banking or other financial services to issuers whose shares are available for purchase by the Fund. Therefore, it believes that any particular proxy issues involving companies that engage the Investment Managers, either directly or through their pension committee or otherwise, to manage assets on their behalf, generally will not present conflict of interest dangers for the firm or the Fund.

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Nevertheless, in order to avoid even the appearance of a conflict of interest, the officers of the Investment Managers will determine, by surveying the firm's employees or otherwise, whether the Investment Managers, an affiliate or any of their officers has a business, familial or personal relationship with a participant in a proxy contest, the issuer itself or the issuer's pension plan, corporate directors or candidates for directorships. In the event that any such relationship is found to exist, the firm will take appropriate steps to ensure that any such relationship (or other potential conflict of interest), does not influence its decision to provide direction to Pinnacle on a given vote or issue. Further to that end, the Investment Managers will adhere to all recommendations made by Pinnacle in connection with all shares issued by such companies and held in the Fund, and, absent extraordinary circumstances that will be documented in writing, will not subject any such proxy to special review. The Investment Managers will seek to resolve any conflicts of interests that may arise prior to voting proxies in a manner that reflects the best interests of the Fund.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended March 31 is available without charge upon request by calling the Fund collect at (610) 688-4180 or on the SEC’s website at http://www.sec.gov.

TAXES

The following discussion addresses certain aspects of the income taxation of the Fund and its Members that should be considered by a prospective investor and does not purport to be a complete description of the income tax considerations applicable to such an investment. This section is current as of the date hereof. The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other federal, state or local agency with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues other than the characterization of the Fund as a partnership for Federal income tax purposes

The discussion below is based upon the Code, Treasury Regulations thereunder (the “Regulations”) administrative and judicial interpretations thereof on the date hereof. This discussion does not discuss the impact of various proposals to amend the Code that have not yet been finalized. This summary also does not discuss all of the tax consequences that may be relevant to a particular Member, to all Members that acquire Units other than for cash or to certain Members subject to special treatment under the federal income tax laws, such as insurance companies, banks, regulated investment companies, real estate investment trusts, personal holding companies, dealers in securities, an investor whose functional currency is not the U.S. dollar, an investor receiving an interest in the Fund as compensation, qualified plans and individual retirement accounts. Foreign persons, such as nonresident aliens, foreign corporations, and foreign trusts and estates could become subject to U.S. taxation and to the requirement of filing U.S. tax returns as a result of investing in the Fund. This discussion does not discuss any aspects of foreign, state or local tax laws. Unless otherwise stated, this discussion only deals with Members who are U.S. persons, meaning (i) citizens or residents of the United States, (ii) corporations or partnerships created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) estates whose income is subject to U.S. federal income tax regardless of source, or (iv) trusts, if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have authority to control all substantial decisions of such trust.

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The statutes, regulations and rules with respect to all tax matters discussed herein are constantly subject to change by Congress and the Department of the Treasury, and the interpretations of such statutes, regulations and rules may be modified or affected by judicial decisions or administrative interpretations. Hence, no assurance can be given that the interpretations described in this discussion will remain in effect. Any such changes or new interpretations could be applied retroactively.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN THE FUND AND SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES AS TO THE SPECIFIC CONSEQUENCES UNDER U.S. FEDERAL TAX LAW, AND UNDER OTHER TAX LAWS, SUCH AS STATE, LOCAL AND NON-U.S. TAX LAWS, WHICH ARE NOT ADDRESSED HERE.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Fund’s Private Placement Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans. Each prospective tax-exempt investor is urged to consult its own counsel regarding the acquisition of Units.

Classification of the Fund. The Fund has been advised that under the provisions of the Code and the Regulations, as in effect on the date of the advice, the Fund will be treated as a partnership for federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation.

As an entity taxable as a partnership, the Fund is not itself subject to federal income tax. For income tax purposes, each Member will be treated as a partner of the Fund and, as such, will be taxed upon its distributive share of each item of the Fund’s income, gain, loss and deductions for each taxable year of the Fund ending with or within the Member’s taxable year. Each item will have the same character to the Member, and generally will have the same source (either United States or foreign), as though the Member realized the item directly. Members must report these items regardless of the extent to which, or whether, the Members receive cash distributions for such taxable year, and thus the Members may incur income tax liabilities that exceed any distributions from the Fund.

Code section 7704(a) treats publicly traded limited partnerships that engage in active business activities as corporations for federal income tax purposes. Publicly traded partnerships include those whose interests: (a) are traded on an established securities market (including the over-the-counter market), or (b) are readily tradable on a secondary market or the substantial equivalent thereof. Units in the Fund will not be traded on an established securities market. Regulations under Section 7704 provide certain safe harbors under which interests in an entity taxable as a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof. The Fund will not be eligible for any safe harbors provided by the Regulations.

The Regulations specifically provide, however that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof. Rather, in this event the partnership’s status is examined under a general facts and circumstances test set forth in the Regulations. We believe that, under this “facts and circumstances” test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704 and the text of the Regulations, interests in the Fund will not be readily tradable on a secondary market or the substantial equivalent thereof.

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Based on the foregoing, counsel to the Fund, is of the opinion that the Fund should be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

The opinion of counsel described above, however, is not binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, as a result of a successful challenge to such opinion by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Units, would be treated as dividend income when received by the Members to the extent of the Fund’s current or accumulated earnings and profits; and Members would not be entitled to report profits or losses realized by the Fund.

Allocation of Profits and Losses. Under the Operating Agreement, the Fund’s net capital appreciation or capital depreciation for each allocation period is allocated among the Fund’s Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for federal income tax purposes. The Operating Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund’s net capital appreciation or net capital depreciation allocated to each Member’s Units and capital account for the current and prior fiscal years.

Under the Operating Agreement, the Board of Directors, has the discretion to allocate specially an amount of the Fund’s realized net capital gains and losses including short-term capital gain and loss for federal income tax purposes to a withdrawing Member to the extent that the Member’s capital account exceeds or is less than its federal income tax basis in its interest in the Fund. There can be no assurance that, if the Board of Directors makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Fund’s gains allocable to the remaining Members would be increased.

Fund Losses. Should the Fund incur losses, the amount of such losses that may be deducted by a Member in any year is limited to the lesser of (1) its tax basis in its Fund interest, or (2) with respect to individuals and certain closely held corporations, the Member’s amount “at risk” at the end of such year. Fund losses that are not currently deductible by a Member under either the “at risk” or the tax basis limitations may be deducted in a subsequent taxable year to the extent that the Member has an additional amount of “at risk” investment in the Fund or tax basis, whichever limitation(s) are applicable as of the close of such year. As a result of these limitations, a Member may not be able to deduct fully its allocable share of Fund losses in the year those losses are incurred.

The tax basis of a Member’s interest in the Fund includes the amount of money and the adjusted tax basis of other property contributed, increased by the Member’s share of Fund income (taxable and tax exempt), and its share of Fund liabilities (as determined under the Code and the Regulations), and decreased (but not below zero) by distributions (including redemption distributions) of money and the adjusted tax basis of distributed property, its share of any reduction in such Fund liabilities, and the Member’s share of Fund losses and nondeductible Fund expenditures not chargeable to capital account.

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The amount that a Member will be considered to have “at risk” for a taxable year will be determined as of the close of the Fund’s taxable year. Generally, a Member’s investment in a partnership will be considered “at risk” to the extent it is made with cash, property, or with the proceeds of a loan for which the Member is personally liable or which is secured by personal assets other than an interest in that partnership. Such amount will be increased by the Member’s share of subsequent income of the Fund and decreased by the Member’s share of Fund losses and distributions (including redemption distributions).

Distributions to Members and Payment of Tax Liability. The Fund has no present intention of making periodic distributions of its net income or gains, if any, to investors, and the Fund may not distribute any net income or gains at all. Whether or not distributions are made, Members will be required each year to pay applicable federal and state income taxes based on the Fund’s taxable income, and will have to pay these taxes from sources other than Fund distributions. The amount and timing of any distributions will be determined in the sole discretion of the Board of Directors.

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a Member and transfers of partnership interests, including by reason of death, provided that a partnership election has been made pursuant to Section 754. Under the Operating Agreement, at the request of a Member, the Board of Directors, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the Service’s consent. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board of Directors does not presently intend to make such election.

However, even in the absence of such election, the Fund is required to adjust its tax basis in its assets in respect of all Members in cases of distributions by the Fund that result in a “substantial basis reduction,” as defined in the Code, in respect of the Fund’s property. The Fund is also required to adjust its tax basis in its assets in respect of a transferee, in the case of a sale or exchange of an interest, or a transfer upon death, when there exists a “substantial built-in loss,” as defined in the Code, in respect of the Fund’s property immediately after the transfer. In each case, “substantial” refers to an amount in excess of $250,000.

The Board of Directors decides how to report the Fund items on the Fund’s tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the Members. A Director of the Fund who is a Member shall be designated as the Fund’s “Tax Matters Partner” in the Operating Agreement. Gary E. Shugrue has been designated as the Tax Matters Partner. In the event that no Director is a Member, a Member shall be designated. The Tax Matters Partner has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members’ tax liabilities with respect to Fund items. In addition, a federal income tax audit of the Fund’s information return may result in an audit of the returns of the Members, and such an audit could result in adjustments to items that are unrelated to the Fund as well as to related items. Prospective investors should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the Service to any items in their individual returns, even if the challenge by the Service should prove unsuccessful. The Fund will not be responsible for paying any expenses incurred by a Member in connection with an audit of its individual tax return or its participation in an audit of the Fund’s information return.

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Tax Consequences to a Withdrawing Member. A Member receiving a cash liquidating distribution from the Fund, in connection with a complete withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in its Units. Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member's contributions to the Fund. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Fund's “unrealized receivables” exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash non-liquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its Units.

As discussed above, the Operating Agreement provides that the Board of Directors may specially allocate items of Fund capital gain and loss (including short-term capital gain and loss) to a withdrawing Member to the extent its capital account would otherwise exceed or be less than, as the case may be, its adjusted tax basis in its Units. Such a special allocation of gain may result in the withdrawing member recognizing capital gain, which may include short-term capital gain, in the Member's last taxable year in the Fund, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal. Such a special allocation of loss may result in the withdrawing Member recognizing capital loss, which may include long-term loss, in the Member’s last taxable year in the Fund, thereby reducing the amount of loss recognized during the tax year in which it receives its liquidating distribution upon withdrawal. For Members that receive liquidating distributions effective January 1 of a given year, these special allocations will be made in the year preceding the distribution.

Distribution of Property. A partner’s receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(C)(iii). The Fund will determine at the appropriate time whether it qualifies as an “investment partnership.” Assuming it so qualifies, if a Member is an “eligible partner,” which term should include a Member whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

TAX TREATMENT OF FUND INVESTMENTS

In General. The Fund expects that it and the Underlying Funds will act as a trader or investor, and not as a dealer, with respect to securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

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Generally, the gains and losses realized by a trader or investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income and certain other transactions described below, the Fund expects that its gains and losses and the gains and losses of the Underlying Funds from securities transactions typically will be capital gains and capital losses. See “Currency Fluctuations – ‘Section 988’ Gains or Losses” below and certain other transactions described below.

Capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one (1) year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to “Section 1256 contracts” may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization of gains and losses as long-term or short-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

The Fund and the Underlying Funds may realize ordinary income from accruals of interest and dividends on securities. The Fund and the Underlying Funds may hold debt obligations with “original issue discount.” In such case, the Fund generally would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund and the Underlying Funds also may acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Fund or the Underlying Funds. The Fund and the Underlying Funds may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. Income or loss from transactions involving derivative instruments, such as swap transactions, entered into by the Fund or the Underlying Funds also may constitute ordinary income or loss. Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income.

Currency Fluctuations - “Section 988” Gains or Losses. The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the taxpayer accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the taxpayer actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

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Section 1256 Contracts. In the case of “Section 1256 Contracts,” the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. Under these rules, Section 1256 Contracts, which include certain regulated futures contracts, foreign currency contracts and options contracts, held at the end of each taxable year are treated for federal income tax purposes as if they were sold by the holder for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales, known as “marking to market,” together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the holder in computing its taxable income for such year. If a Section 1256 Contract held at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules. Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the taxpayer for more than one year. These rules may also terminate the running of the holding period of “substantially identical property” held by the taxpayer.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed, or the property becomes substantially worthless. However, if the Fund or an Underlying Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the underlying property, the Fund or an Underlying Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund or an Underlying Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Effect of Straddle Rules on Members’ Securities Positions. The Service may treat certain positions in securities held, directly or indirectly, by a Member and its indirect interest in similar securities held by the Fund or an Underlying Fund as “straddles” for federal income tax purposes. The application of the “straddle” rules in such a case could affect a Member’s holding period for the securities involved and may defer the recognition of losses with respect to such securities.

Limitation on Deductibility of Interest. For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for “investment interest” (i.e., interest or short sale expenses on “indebtedness properly allocable to property held for investment”). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

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For purposes of this provision, the Fund’s and the Underlying Fund’s activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member’s share of the interest and short sale expenses attributable to the Fund’s operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Fund’s ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Fund. Potential investors are advised to consult with their own tax advisors with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Fund Investment Expenditures by Noncorporate Members. It is anticipated that the Fund’s expenses will be investment expenses rather than trade or business expenses. Investment expenses of an individual (and possibly the investment expenses of a trust or estate) are deductible only to the extent that such expenses exceed 2% of adjusted gross income. Further, in the case of a Member that is a partnership having one hundred (100) or more partners and which has elected to be treated as an “electing large partnership,” 70% of such deductions will be disallowed, although the remaining deductions generally will be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual Members. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified amount, or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

Pursuant to temporary Regulations issued by the Treasury Department, these limitations on deductibility should not apply to a noncorporate investor's share of the trade or business expenses of the Fund. These limitations will apply, however, to a noncorporate investor's share of the investment expenses of the Fund (including the Management Fee), to the extent such expenses are allocable to an Underlying Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Fund. The Fund intends to treat its expenses attributable to an Underlying Fund that is engaged in trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to such limitations, although there can be no assurance that the Service will agree.

The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, noncorporate Members, including trusts and estates, should consult their tax advisors with respect to the application of these limitations.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Regulations, income or loss from the securities trading activity of the Fund or an Underlying Fund generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member’s share of income and gain from the Fund. Income or loss attributable to investments in partnerships engaged in a trade or business may constitute passive activity income or loss.

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“Phantom Income” from Investments. As discussed in more detail below, pursuant to various “anti-deferral” provisions of the Code (particularly the “controlled foreign corporation” and “passive foreign investment company” provisions), investments, if any, by the Fund or an Underlying Fund in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Fund’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

Controlled Foreign Corporations. Certain U.S. persons who hold stock in a foreign corporation that is a “controlled foreign corporation” (a “CFC”) for an uninterrupted period of thirty (30) days or more during a taxable year must include in their income their pro rata share of certain of the CFC’s “subpart F income” for the year, regardless of whether any portion of such income is distributed by the CFC to such shareholders. Subpart F income generally includes income or gain derived from portfolio-type investments, as well as rents and royalties (other than those derived from the active conduct of a trade or business, as defined in the Regulations). Subpart F income also includes certain income attributable to the sale of personal property or the provision of services between the CFC and a related person.

A CFC is any non-U.S. corporation in which “United States shareholders” own, directly or indirectly, more than 50% of either (a) the total combined voting power of all classes of voting stock, or (b) the total value of the stock. For this purpose, a “United States shareholder” is a United States citizen, resident, partnership or domestic corporation that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of the corporation’s voting stock. As a result, the Fund will be a “United States shareholder” of any foreign corporation of which it owns, directly or is considered to own through its ownership of interests in the Underlying Funds, stock (or warrants, options or convertible debt to acquire stock) with 10% or more of the voting power, and such corporation will be a CFC if United States shareholders (including the Fund) own directly or by virtue of certain constructive ownership rules, more than 50% of the voting power or the value of the stock of such corporation. In such event, all Fund Members who are United States persons (including those with a less than 10% indirect interest in a CFC) will be taxed on their pro rata shares of such CFC’s subpart F income.

In addition, gain from the sale of the stock of such CFC to the extent attributable to the Fund’s pro rata shares of such CFC’s earnings and profits while a CFC and while the Fund owned (or was considered to own) its stock would be recharacterized as a dividend to the Fund, subject to tax at ordinary income rates with respect to Members who are U.S. persons.

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Passive Foreign Investment Companies. Fund investments, directly or through its ownership of interests in the Underlying Funds, in securities of certain companies outside the United States may result in the application of the rules relating to a passive foreign investment company (a “PFIC”). A PFIC generally is any foreign corporation if 75% or more of its gross income for the taxable year is “passive income,” or the average percentage of assets held by such corporation during the taxable year which produces passive income or which are held for the production of passive income is at least 50%. Stock of a PFIC owned by the Fund or an Underlying Fund would be treated as owned proportionately by the Fund’s Members. The holder of stock of a PFIC is required to pay tax and a special interest charge on the receipt of an “excess distribution” or on gain recognized from the disposition of stock in the PFIC. Certain adverse tax consequences caused by the PFIC rules can be avoided if the PFIC Member (the Fund or the Underlying Fund as the case may be) elects to have its investment taxed under the qualified electing fund (“QEF”) rules. In general, under the QEF rules, a U.S. investor such as the Fund would include annually in its income its pro rata share of the earnings and profits of the PFIC whether or not distributed. The Fund may elect to mark-to-market the “marketable stock” in a PFIC, which is owned by the Fund. If such election were made, the Fund would include in its income in a taxable year the excess of the fair market value of the “marketable stock” over its adjusted basis. If the adjusted basis of such stock exceeds its fair market value, the Fund would be allowed a deduction equal to the lesser of (i) the amount of such excess, or (ii) the “unreversed inclusions” with respect to such stock. Any QEF election or mark-to-market election made by the Fund would be made by the Board of Directors, in its sole discretion, in any case in which the Fund invests in the securities of a PFIC. The Board of Directors expects to make these elections on behalf of the Fund, if applicable, to the extent it receives the information needed to implement these elections. It is not possible to determine whether or not any such election would be made by an Underlying Fund.

Foreign Tax Credit. Income received by the Fund or an Underlying Fund from sources outside the United States may be subject to withholding and other income taxes imposed by foreign countries. Each non-tax exempt United States Member will be required to include in its income an amount equal to its allocable share of such taxes paid and such Member will be entitled, subject to certain limitations, to credit its portion of these amounts against its United States federal income tax due, if any, or to deduct its portion from its United States taxable income, if any.

Unrelated Business Taxable Income. Generally, an exempt organization (such as an employee benefit plan, individual retirement account or 401 (k) or Keogh Plan) is exempt from federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is an investor. This general exemption from tax does not apply to the unrelated business taxable income (“UBTI”) of an exempt organization. UBTI includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of such disposition. With respect to its investments in partnerships engaged in a trade or business, the Fund’s income, or loss, from these investments may be taken into account in determining UBTI of an exempt organization Member.

The Fund may incur “acquisition indebtedness” with respect to certain of its transactions and the transactions of the Underlying Funds. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Fund will treat short sales of securities as not involving “acquisition indebtedness” and therefore not generating UBTI. The percentage of income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year which will be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

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Since the calculation of the Fund’s “unrelated debt-financed income” is complex and will depend in large part on the amount of indebtedness, if any, incurred by the Fund or the Underlying Funds from time to time, it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization’s share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

In general, if UBTI is allocated to an exempt organization such as an employee benefit plan, the portion of the Fund’s income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI. Charitable remainder trusts may not purchase Units. A title-holding company will not be exempt from tax if it has certain types of UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund. See “ERISA Considerations.”

State and Local Taxation. In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund. State and local tax laws differ in the treatment of limited liability companies such as the Fund. A few jurisdictions, but not Delaware where the Fund is organized, may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income, capital and activity of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident.

A limited liability company in which the Fund or an Underlying Fund acquires an interest may conduct business in a jurisdiction, which will subject to tax a Member’s share of the Fund’s income from that business. Members may be required to file tax returns in any such jurisdiction. Prospective investors should consult their tax advisors with respect to the availability of a credit for such tax in the jurisdiction in which that investor is a resident.

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ERISA CONSIDERATIONS

Prudence and Diversification. Before authorizing an investment in Units of the Fund, fiduciaries of a pension, profit sharing or other employee benefit plan subject to the Employee Income Security Act of 1974, as amended, (“ERISA Plans”) should consider (i) whether the investment in such Units satisfies the prudence and diversification requirements of Section 404 of ERISA, (ii) whether such fiduciaries have authority to acquire such Units under the plan’s investment policies and appropriate governing instruments (including Title I of ERISA) and (iii) whether the investment will result in unrelated business taxable income to the plan (see “Tax Treatment of Fund Investments – Unrelated Business Taxable Income”). If a fiduciary with respect to an ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Accordingly, the Board of Directors requires all ERISA Plans proposing to invest in the Fund to represent, among other things, that: (i) it, and any fiduciaries responsible for the Plan’s investments are aware and understand the Fund’s investment objective, policies and strategies; (ii) the decision to invest assets of the ERISA Plan in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; (iii) the fiduciary making the investment decision on behalf of the ERISA Plan met its fiduciary duties and obligations as imposed by ERISA in making the decision to invest assets of the ERISA Plan in the Fund; (iv) it and any fiduciary responsible for the investment of the ERISA Plan’s assets specifically acknowledge that the Investment Managers of each Fund are neither an ERISA fiduciary nor otherwise responsible for determining whether the initial and continuing investment in the Fund satisfies the ERISA fiduciary responsibilities with respect to that ERISA Plan and (v) that such investment is not a prohibited transaction with respect to the plan investor.

Also, fiduciaries of an individual retirement account (“IRA”), a Keogh plan or other “plan” described in Section 4975(e)(1) of the Code that is subject to prohibited transaction rules of Section 4975 of the Code but is not otherwise subject to Title I of ERISA (collectively “Tax-Qualified Plans”), should consider that a Tax-Qualified Plan may only make investments that are authorized by the appropriate governing instruments, and may not engage in a transaction prohibited by the Code. The fiduciaries of Tax-Qualified Plans acknowledge that they, and not the Investment Managers of the Fund, are responsible for determining whether the initial and continuing investment in the Fund satisfy the requirements of the Code with respect to such plans and have determined that such investment in fact satisfies those requirements.

Furthermore, governmental plans, certain church plans and foreign plans (collectively, “Other Plans”), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to other federal, state, local, non-U.S. or other laws, rules or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). The fiduciaries of any such plans should consult with their counsel before making an investment in the Fund, and such fiduciaries acknowledge that they, and not the Investment Managers of the Fund, are responsible for determining whether the initial and continuing investment in the Fund satisfy the requirements of the plan’s governing documents and Similar Law and have determined that such investment in fact satisfies those requirements and does not violate Similar Law.

ERISA imposes fiduciary obligations on any party that manages “plan assets” of an ERISA Plan. Regulations under ERISA provide that the underlying assets of an investment company registered under the Investment Company Act are not treated as the assets of the individual ERISA Plan investors. Accordingly, because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of any Plan investing in the Fund for purposes of the fiduciary rules under ERISA and the prohibited transaction rules under ERISA and the Code. Thus, neither the Investment Managers nor any of their affiliates will be fiduciaries with respect to any ERISA Plans or Tax-Qualified Plans (collectively, “Plans”) investing in the Fund based solely on the Investment Managers’ investment management of the Fund’s assets.

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Decision to Invest in Units. Certain prospective Plan and Other Plan investors may currently maintain relationships (i.e., investment management, investment advisory or other services) with the Investment Managers (or an affiliate thereof). Each such affiliated person may be deemed to be a party in interest (or disqualified person) and/or a fiduciary with respect to such prospective Plan or Other Plan investor. Generally, ERISA prohibits (and the Code imposes an excise tax on) the use of Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) a Plan fiduciary for using its position to cause a Plan to make an investment from which the fiduciary or a third party in which the fiduciary has an interest would receive a fee or other consideration, and applicable Similar Laws may have similar prohibitions. Accordingly, fiduciaries of Plans and Other Plans will be required to represent that the decision to invest in the Fund was made by a fiduciary independent of the Investment Managers and affiliated persons, that such fiduciaries are duly authorized to make such investment decisions and that they have not relied upon any advice or recommendation of the Investment Manager and affiliated persons in making the decision to invest in the Fund.

It is the responsibility of the fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in the Units of the Fund to see that the above factors have been carefully considered before making an investment. Moreover, because the provisions of ERISA and the related provisions of the Code are highly technical and subject to extensive and varying administrative and judicial interpretation and review, Plan fiduciaries considering an investment in the Fund should consult with their own counsel and advisors regarding the impact of ERISA and the related provisions of the Code in respect of an investment by the Plan in the Fund. Similarly, fiduciaries of Other Plans considering an investment in the Fund should consult with their own counsel and advisors regarding the impact of Similar Law in respect of an investment by the Other Plan in the Fund.

SUMMARY OF OPERATING AGREEMENT

The following is a summary description of additional items and of select provisions of the Operating Agreement which are not described elsewhere herein. The description of such items and provisions is not definitive and is qualified in its entirety by reference to the Operating Agreement.

Members. Members are considered “members” in the Fund for all purposes of the Delaware Revised Uniform Limited Liability Company Act (the “Act”).

Liability of Members. Under Delaware law and the Operating Agreement, a Member will not be liable for the debts, obligations or liabilities of the Fund solely by reason of being a Member, except that the Member may be obligated to make capital contributions to the Fund pursuant to the Operating Agreement to repay any funds wrongfully distributed to the Member. A Member may be required to contribute to the Fund, whether before or after the Fund’s dissolution or after the Member ceases to be a Member, such amounts as the Fund deems necessary to meet the Fund’s debts, obligations or liabilities (not to exceed for any Member, the aggregate amount of any distributions, amounts in connection with the repurchase of all or a portion of the Member’s Units and any other amounts received by the Member from the Fund during or after the fiscal year to which any debt, obligation or liability of the Fund is incurred).

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Amendment of the Operating Agreement. The Operating Agreement may be amended with the approval of (i) the Board of Directors, or (ii) a majority of the outstanding Units of the Fund. Certain amendments involving capital accounts, allocations thereto and the modification of events causing dissolution of the Fund may not be made without the written consent of any Members adversely affected thereby or unless each Member has received notice of such amendment and any Member objecting to such amendment has been allowed a reasonable opportunity to tender all of its Units for repurchase by the Fund.

Power of Attorney. By purchasing Units in the Fund and by signing the Operating Agreement (which each Member does by virtue of signing the Subscription Agreement), each Member will appoint each Director, acting severally, and any liquidator as his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the Operating Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

The power-of-attorney granted in the Operating Agreement is a special power-of-attorney coupled with an interest in favor of each of the Directors and the liquidator and as such is irrevocable and continues in effect until all of such Member’s Units in the Fund are repurchased or transferred to one or more transferees that have been approved by the Board of Directors for admission to the Fund as substitute Members.

Term, Dissolution and Liquidation. The Operating Agreement provides that the Fund will be dissolved: (i) upon the affirmative vote to dissolve the Fund by: (a) the Board of Directors or (b) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members; (ii) upon the failure of Members to elect a successor Director at a meeting called by the Investment Managers when no Director remains to continue the business of the Fund; (iii) upon the expiration of any two (2) year period that commences on the date on which any Member has submitted a written notice to the Fund requesting to tender all of its Units for repurchase by the Fund if such Units have not been repurchased by the Fund; or (iv) as required by operation of law.

Upon the dissolution of the Fund the Board of Directors will appoint the Administrator as the liquidator and the Administrator will liquidate the business and administrative affairs of the Fund. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Directors or liquidator deems appropriate in its sole discretion as applicable) will be distributed in the following manner: (x) the debts of the Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection with dissolution), up to and including the date that distribution of the Fund's assets to the Members has been completed, will be paid on a pro rata basis; (y) then such debts, liabilities or obligations owed to the Members in their order of seniority and on a pro rata basis; and (z) then the Members will be paid on a pro rata basis in accordance with their respective capital accounts after giving effect to all allocations to be made to such Members' capital accounts for the allocation period ending on the date of the distributions. The Board of Directors or other liquidator may distribute ratably in kind any assets of the Fund.

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OTHER SERVICE PROVIDERS

Administrator and Dividend Paying Agent. Pinnacle Fund Administration, LLC (“Pinnacle”), serves as the administrator for the Fund. Pinnacle is an independent and privately owned full services hedge fund administrator servicing both domestic and offshore funds. It provides general management related services to the Fund, including those relating to valuation of the Fund’s assets. Pinnacle is located at:

15720 Brixham Hill Ave, Suite 206,

Charlotte, NC 28277

Custodian. UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Managers. Assets of the Fund are not held by the Investment Managers or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

FISCAL YEAR

The Fund’s fiscal year ends on December 31st.

FINANCIAL STATEMENTS

Financial Statements for the Fund including the report of the independent registered public accounting firm are incorporated by reference from the Fund’s annual report for the year ended December 31, 2013.

PRIVACY POLICY STATEMENT

The Fund and the Investment Managers collect non-public personal information about investors from information received on subscription documents and other forms and information required in connection with a subscription for Units and information concerning Member’s transactions with the Fund. The Fund and the Investment Managers will not disclose any non-public personal information relating to current or former investors except in connection with the administration, processing and servicing of repurchases and subscriptions or to the Fund's administrators, accountants and attorneys, in each such case subject to customary undertakings of confidentiality. The Fund and the Investment Managers restrict access to non-public personal information relating to investors to personnel of the Fund and the Investment Managers and other personnel who need to know that information in connection with the operation of the Fund. The Fund maintains physical, electronic and procedural controls to safeguard the Fund’s non-public personal information relating to investors.

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ACP STRATEGIC OPPORTUNITIES FUND II, LLC

PART C: OTHER INFORMATION

ITEM 25: FINANCIAL STATEMENTS AND EXHIBITS.

1.	FINANCIAL STATEMENTS:
	a.	Audited Financial Statements for the Fiscal Year ended December 31, 2013 and unaudited Financial Statements for the period ended June 30, 2013 (including statement of Assets and Members Capital, Statement of Operations, Statement of Changes in Members Capital, Statement of Cash Flows, Financial Highlights and Notes the Financials) are incorporated by reference.
2.	EXHIBITS
a.	Charter	Certificate of Formation as filed with the State of Delaware on January 28, 2002.*
b.	By-laws	Limited Liability Company Operating Agreement dated January 28, 2002.*
c.	Any Voting Trust Agreement	Not Applicable.
d.	All Instruments Defining	See Operating Agreement (Item 25(2)(b).)**

Rights of Securities’ Holders
e.	Dividend Reinvestment Plan	Not Applicable
f.	Constituent Instruments Defining the Rights of the Holders of Long-Term Debt	Not Applicable
g.	Investment Advisory Contracts	Investment Management Agreement by and between Registrant, Barlow Partners, Inc. and Ascendant Capital Partners, LP dated March 21, 2014 .
h.	Underwriting or Distribution Contract	Not Applicable
i.	Bonus, Profit Sharing, Pension or other Similar Contracts	Not Applicable

j.	Custodian Agreements and Depository Contracts	Custody Agreement between UMB Bank, N.A. and Registrant dated July 30, 2007.**
k.	All other Material Contracts	Administration Agreement between Registrant and Pinnacle Fund Administration LLC dated January 1, 2009.**
l.	Opinion and Consent of Counsel	Not Applicable
m.	Consent to Service of Process	Not Applicable
n.	Copies of Any Other Opinions	Not Applicable
o.	Omitted Financial Statements	Not Applicable
p.	Initial Capital Agreements	Form of Subscription Agreement and Power of Attorney.
q.	Retirement Plan	Not Applicable
r.	Code of Ethics	1. Ascendant Capital Partners LP Personal Trading Policy / Code of Ethics.
2. Barlow Partners, Inc. Code of Ethics
3. ACP Strategic Opportunities Fund II, LLC Code of Ethics.

*Filed with the Registrant's initial registration statement under the Investment Company Act of 1940 on Form N-2 on February 13, 2002 and incorporated herein by reference.

**Filed with the Registrant's post-effective amendment to its registration statement on Form N-2 on April 30, 2008 and incorporated herein by reference.

ITEM 26. MARKETING ARRANGEMENTS.

Not Applicable

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not Applicable

ITEM 28. PERSONS CONTROLLED BY OR UNDER CONTROL WITH REGISTRANT

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Barlow CPartners, Inc. (the “Investment Manager”) and Ascendant Capital Partners, LP, a Delaware limited Partnership (the “Sub-Investment Manager”), the investment manager and sub-investment manager to the Registrant. Information regarding the Investment Manager and Sub-Investment Manager is set forth in their Form ADV, as filed with the Securities and Exchange Commission (SEC File Nos.801-45276 and 801-60843, respectively).

A substantial majority of the Registrant’s units (the “Units”) are held by a few Members. The ACP Institutional Series Strategic Opportunities Fund (the “Feeder Fund”) holds approximately 83.02% of the Registrant’s outstanding Units as of May 31, 2014. The Feeder Fund is managed by a Board of Trustees, all of whom are directors of the Registrant. The Investment Manager and Sub-Investment Manager are also the investment manager and sub-investment manager of the Feeder Fund. As a result, these Members may be deemed to have the ability to determine the outcome of matters submitted to a vote of Members, including the election of directors. In addition, the officers of Feeder Fund and the Registrant are identical.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

Title of Class	Number of Record Holders (as of 5/31/2014)
Units of Beneficial Interest in the Fund	20

ITEM 30. INDEMNIFICATION

Reference is made to Section 3.7 of the Registrant’s Limited Liability Company Operating Agreement (the “Operating Agreement”) filed with its Form N-2 on February 13, 2002 and Paragraph 9 of the Registrant’s Investment Management Agreement (“Investment Management Agreement”) filed as an exhibit hereto. The Registrant hereby undertakes that it will apply indemnification provisions of the Operating Agreement and the limitation of liability provisions of the Investment Management Agreement in a manner consistent with Release 40-11330 of Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “Investment Company Act”), so long as the interpretation therein of Securities 17(h) 17(i) of the Investment Company Act remains in effect.

The Registrant, in conjunction with the Investment Manager and the Registrant’s directors, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, against certain liability asserted against and incurred by, arising out of, his or her position. However, in no event will the Registrant pay that portion of premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Other business, profession, vocation, or employment of a substantial nature in which each Investment Manager of the Registrant and each director, executive officer or partner of the Investment Manager is or has been, at any time during the last two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee are as follows:

INVESTMENT MANAGER and SUB-INVESTMENT MANAGER

Barlow Partners, Inc.

Barlow Partners, Inc. (“Barlow”) is the Investment Manager for the Registrant. Barlow is a Delaware corporation whose principal address is 880 3rd Avenue, New York, New York 10022. Barlow is an SEC registered adviser.

Name and Position with Investment Manager	Name, Address and Position with other Company
George A. Hambrecht, President and CCO	None.

Elizabeth R. Hilpman, Chief Investment Officer

Ted Werthman, Senior Portfolio Manager

Buck Glenn, Analyst

Ascendant Capital Partners, LP

Ascendant Capital Partners, LP ("Ascendant") is the Sub-Investment Manager for the ACP Strategic Opportunities Fund II, LLC. Ascendant is a Delaware limited partnership whose principal address is at 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. Ascendant is an SEC registered investment adviser.

Name and Position with Investment Manager	Name, Address and Position with other Company
Gary E. Shugrue, President and Chief Investment Officer and General Partner
ACP Funds Trust (1 Series)
150 N. Radnor Chester Rd., Ste C-220
Radnor, PA 19087
Director

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act and the rules promulgated thereunder are kept at the following locations:

1.	Pinnacle Fund Administration, LLC
15720 Brixham Hill Ave, Suite 206
Charlotte, NC 28277

2.	Barlow Partners, Inc.
880 3rd Avenue
New York, New York 10022

3.	Ascendant Capital Partners, LP
150 N. Radnor Chester Rd., Suite C-220
Radnor, PA 19087

ITEM 33. MANAGEMENT SERVICES

Not Applicable.

ITEM 34. UNDERTAKINGS.

The Registrant hereby undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, and the Commonwealth of Pennsylvania, on the 25th day of June, 2014.

ACP STRATEGIC OPPORTUNITIES FUND II, LLC
By: /s/ Gary E. Shugrue
Gary E. Shugrue
President and Chief Investment Officer

EXHIBIT INDEX

EXHIBIT

EX-99.2G Investment Management Agreement

EX-99.P Form of Subscription Agreement and Power of Attorney.

EX-99.2R.1 Code of Ethics of Ascendant Capital Partners

EX-99.2R.2 Code of Ethics of Barlow Partners, Inc.

EX-99.2R.3 Code of Ethics of ACP Strategic Opportunities Fund II, LLC